Exhibit 4.10

OMNOVA SOLUTIONS

RETIREMENT SAVINGS PLAN

Amended and Restated Effective as of January 1, 2002

2008

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OMNOVA SOLUTIONS

RETIREMENT SAVINGS PLAN

INTRODUCTION

This Plan was originally adopted by OMNOVA Solutions Inc. effective as of December 1, 2000 for the benefit of eligible Employees and their families. Between October 1, 1999 and November 30, 2000, this Plan comprised part of the GenCorp/OMNOVA Solutions Joint Retirement Savings Plan, a multiple employer plan as described in Section 413(c) of the Internal Revenue Code of 1986, as amended. On December 1, 2000, Members’ account balances in the GenCorp/OMNOVA Solutions Joint Retirement Savings Plan, and corresponding assets, were spun-off as this separate Plan.

OMNOVA Solutions Inc., an Ohio corporation, hereby amends and restates in its entirety the OMNOVA Solutions Retirement Savings Plan, generally effective as of January 1, 2002, unless otherwise stated herein. Special effective dates are included in the Plan with respect to a number of provisions as necessary to conform to amendments to the Code and regulations thereunder enacted by the Economic Growth and Tax Relief Reconciliation Act of 2001 (by incorporation of the previously adopted “good faith” amendments herein) and subsequent legislative and regulatory changes in the tax qualification requirements identified in the 2006 Cumulative List of Changes in Plan Requirements provided in Internal Revenue Service Notice 2007-3, including the final regulations under Code Sections 401(k) and (m), as published and effective December 29, 2004. The Plan has been routinely amended on a timely basis to comply with all applicable laws and required statutory changes.

The Company intends that the Plan be qualified under Code Section 401(a), with a cash or deferred arrangement qualified under Code Section 401(k) and a trust exempt from taxation under Code Section 501(a). The provisions of this amended and restated Plan shall apply solely to an Employee whose employment with an Employer terminates on or after the Effective Date. An Employee whose employment with an Employer terminates prior to the Effective Date shall be entitled to a benefit, if any, as determined under the provisions of the Plan in effect on the date his employment terminated.

ARTICLE I

DEFINITIONS

Each word and phrase defined in this Article I shall have the following meaning whenever such word or phrase is capitalized and used herein unless a different meaning is clearly required by the context of this agreement.

Section 1.01 Account. The separate bookkeeping account and records that the Committee or the Trustee shall maintain for a Member pursuant to Section 9.13 of this Plan which reflect the amount and value of a Member’s interest in the Trust Fund and each Investment Fund associated with Employee Contributions, Rollover Contributions, Employer Contributions, distributions and investment earnings and results.

Section 1.02 Administrative Committee. The committee designated in Section 9.02A of the Plan.

Section 1.03 After-Tax Account. The portion of a Member’s Account credited with After-Tax Contributions under Section 3.02B. of the Plan, and adjustments relating thereto.

Section 1.04 After-Tax Contribution. The contribution a Member may elect to make to the Trust Fund from his Compensation after the deduction of taxes, as per Section 3.02B of the Plan.

Section 1.05 Basic Contribution. The Employee Contribution by or for a Member for a Plan Year which is not in excess of six percent of the Member’s Compensation for the Plan Year.

Section 1.06 Before-Tax Account. The portion of a Member’s Account credited with Before-Tax Contributions under Section 3.02A. of the Plan, and adjustments relating thereto.

Section 1.07 Before-Tax Contribution. An Employer contribution to the Trust Fund that is allocated to a Member’s Account pursuant to a Salary Reduction Agreement under Section 3.02A. of the Plan.

Section 1.08 Beneficiary. A person, including any individual, legal representative, estate or other entity, designated by a Member pursuant to Section 5.07 of the Plan who is or may otherwise become entitled to a benefit under the Plan. A Beneficiary who becomes entitled to a benefit under the Plan shall remain a Beneficiary under the Plan until the Trustee has fully distributed his benefit to him. A Beneficiary’s right to (and the Plan Administrator’s, the Committee’s, or a Trustee’s duty to provide to the Beneficiary) information or data concerning the Plan shall not arise until he first becomes entitled to receive a benefit under the Plan.

Section 1.09 Benefits Management Committee. The committee designated in Section 9.02B. of the Plan.

Section 1.10 Catch-Up Account. The portion of a Member’s Account credited with Catch-Up Contributions under Section 3.02C. of the Plan, and adjustments relating thereto.

Section 1.11 Code. The Internal Revenue Code of 1986, as it may be amended from time to time.

Section 1.12 Company. OMNOVA Solutions Inc., an Ohio corporation.

Section 1.13 Company Share. A share of the voting common stock of the Company.

Section 1.14 Compensation.

A.	The sum of the following amounts paid to a Member by an Employer during a Plan Year:

(i)	Wages;

(ii)	Salary;

(iii)	Overtime pay;

(iv)	Year-end payments or bonuses paid to executives pursuant to the OMNOVA Solutions Inc. executive incentive compensation program (excluding payments which were previously deferred);

(v)	Sales bonuses or commissions;

(vi)	Technology Achievement Awards, Trade Secret Awards, New Patent Awards, and new patent application awards;

(vii)	Awards under the Cash Recognition Program;

(viii)	Shift differentials;

(ix)	Group incentive and gainsharing payments;

(x)	Sick pay;

(xi)	Vacation pay;

(xii)	Short-term disability benefits paid pursuant to the Employer’s Short-Term Disability Plan;

(xiii)	Sign-On Payments; and To the extent not included in the amounts above, any amount which is earned but payment of which is deferred by election of a Member or otherwise pursuant to a Salary Reduction Agreement.

Compensation also includes “Elective Contributions” made by an Employer on a Member’s behalf. Elective Contributions are amounts excludible from a Member’s gross income under Code Section 402(e)(3) (relating to a Code Section 401(k) arrangement), Code Section 402(h) (relating to a Simplified Employee Pension), Code Section 125 (relating to a cafeteria plan), Code Section 403(b) (relating to a tax-sheltered annuity), Code Section 132(f)(4) (relating to a qualified transportation fringe benefit plan) and “deemed compensation” under Code Section 125 pursuant to Revenue Ruling 2002-27. For Plan Years beginning on and after January 1, 2002, amounts referenced under Code Section 125 include any amounts not available to a Member in cash in lieu of group health coverage because the

Member is unable to certify that he has other health coverage. An amount will be treated as an amount under Code Section 125 only if the Employer does not request or collect information regarding the Member’s other health coverage as part of the enrollment process for the health plan.

Any reference in this Plan to Compensation is a reference to the definition in this Section 1.14, unless the Plan reference specifies a modification to this definition. The Committee will take into account only Compensation actually paid for the relevant period.

B.	Compensation Limit. In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provisions of the Plan to the contrary, the annual Compensation of each Member taken into account under the Plan shall not exceed the “Compensation Limitation” under Code Section 401(a)(17) in effect for the applicable Determination Period as defined herein. Effective January 1, 2002, the Compensation Limitation is $200,000, ($230,000 in 2008) and is subject to cost of living adjustments in future years in accordance with Code Section 401(a)(17)(B) and applicable statutory changes. Any such cost of living adjustment or statutory change in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (the “Determination Period”) beginning in such calendar year. If a Determination Period consists of fewer than 12 months, the Compensation Limitation will be multiplied by a fraction, the numerator of which is the number of months in the Determination Period, and the denominator of which is 12. Any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the Compensation Limitation set forth in this provision.

C.	Compensation – Special Rules. For purposes of determining whether the Plan discriminates in favor of Highly Compensated Employees, the Employer may elect to use an alternate nondiscriminatory definition of Compensation, in accordance with the requirements of Code Section 414(s) and the Treasury Regulations promulgated thereunder. In determining Compensation (for purposes of determining whether the Plan discriminates in favor of Highly Compensated Employees), the Employer may elect to include as Compensation all Elective Contributions made by the Employer on behalf of Employees. The Employer’s election to include Elective Contributions must be consistent and uniform with respect to Employees and all plans of the Employer for any particular Plan Year. The Employer may make this election to include Elective Contributions for nondiscrimination testing purposes, irrespective of whether subsection A. above includes Elective Contributions in the general definition of Compensation applicable to the Plan.

In addition, effective January 1, 2007, with respect to a nonresident alien who is not an Eligible Employee, Compensation described in this Section 1.14 shall not be treated as Compensation to the extent the Compensation is excludable from gross income and is not effectively connected with the conduct of a trade or business within the United States. For purposes of this paragraph, nonresident alien has the same meaning as in Code Section 7701(b)(1)(B).

Section 1.15 Controlled Group. The Company and any and all (a) corporations (50% or more of whose voting stock is owned or controlled by the Company, directly or indirectly) and (b) unincorporated trades and businesses owned or controlled by the Company, directly or indirectly, and the employees of which, together with employees of the Company, are required to be treated as employees of a single employer under Code Section 414, including regulations prescribed by the Secretary of the Treasury thereunder.

Section 1.16 Controlled Group Member. Each corporation (as defined in Code Section 414(b)), trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)), or an affiliated service group (as defined in Code Sections 414(m) and (o)). If the Employer is a member of the Controlled Group, the term “Employer” includes the Controlled Group Members for purposes of crediting Hours of Service, applying the coverage test of Code Section 410(b), determining Breaks in Service applying the limitations described in Schedule II, applying the Top Heavy rules and the minimum benefit requirements of Article XI, the definitions of Employee, Highly Compensated Employee, Compensation, Leased Employee, and Hour of Service contained in this Article I, and for any other purpose as required by the Code or by the Plan. However, only an Employer described in Section 1.24 of the Plan may contribute to the Plan, and only an Employee employed by an Employer described in Section 1.24 of the Plan is eligible to participate in this Plan.

Section 1.17 Director. Each and every person who serves as a director of the Company.

Section 1.18 Disability. The inability of a Member to perform the duties assigned to him by an Employer for an extended period of time due to a mental or physical condition. The determination of a Member’s Disability shall be made by the Company after receiving competent medical advice by a physician satisfactory to the Company and independent of a determination of Disability under any other employee benefit plan maintained by any Controlled Group Member.

Section 1.19 Distribution Request. The process prescribed by the Company for use by a Member to obtain a distribution of all or part of the Plan Shares credited to his Account.

Section 1.20 Effective Date. January 1, 2002, the date on which the provisions of this amended and restated Plan become effective, except as otherwise provided herein. The original effective date of the Plan is December 1, 2000.

Section 1.21 Eligible Employee. Any Employee who is in a category of Employees designated as Eligible Employees on Schedule A, attached hereto and made a part hereof, and not excluded under Section 2.02 of the Plan. An Eligible Employee may become a Member in the Plan pursuant to the requirements of Article II.

Section 1.22 Employee. Any person who, on or after the Effective Date, is employed by any Controlled Group Member including: (a) an Employee who is in Layoff Status; (b) a Leased Employee, but only for purposes of the requirements of Code Section 414(n)(3); and (c) individuals who are treated as Employees of an Employer pursuant to regulations under Code Section 414(o). The term “Employee” does not include any individual providing services to an

Employer as a consultant and any individual who is not engaged by the Employer to perform services as an Employee. An individual excluded from participation by reason of independent contractor or Leased Employee status, if determined by the Company or in accordance with law or a determination of a court or governmental agency to be a common law employee, shall be recharacterized as an Employee under the Plan as of the date of such determination, unless an earlier date is necessary to preserve the tax-qualified status of the Plan. Notwithstanding such general recharacterization, such person shall not be considered an Eligible Employee for purposes of Plan participation, except and to the extent necessary to preserve the tax-qualified status of the Plan.

Section 1.23 Employee Contribution. Each and all of a Member’s After-Tax Contributions and the Employer contributions allocated to the Member’s Account as Before-Tax Contributions. For purposes of this Plan, an Employee Contribution made “for” a Member refers to the allocation by the Trustee of Employer contributions to the Member’s Account as Before-Tax Contributions, rather than to the payment of such Employer contributions to the Trust Fund.

Section 1.24 Employer. Any Controlled Group Member which adopts the Plan with the Company’s consent. Whenever the terms of this Plan authorize the Employer or the Company to take any action, such action shall be considered properly authorized if taken by the Board, the Chairman of the Board, any committee of the Board, or by the Committee for the Plan in accordance with its procedures under Article X hereof.

Section 1.25 Enrollment. The process prescribed by the Company for use in connection with enrollment of Members in the Plan.

Section 1.26 Enrollment Change. The use of the Enrollment process by a Member to request (a) a change in his rate of contributions in accordance with Section 3.04 of the Plan; (b) suspension of his contributions in accordance with Section 3.04 of the Plan; (c) a change in his election of investment options in accordance with Section 7.05 of the Plan; or (d) a transfer between Investment Funds in accordance with Section 7.05 of the Plan.

Section 1.27 ERISA. The Employee Retirement Income Security Act of 1974, as amended, or as it may be amended from time to time.

Section 1.28 GenCorp Stock Fund. One of the Investment Funds, the assets of which shall consist primarily of shares of common stock of GenCorp Inc. and short term investments.

Section 1.29 Highly Compensated Employee. Any Employee who:

A.	At any time during the current Plan Year or the preceding Plan Year was a five percent owner of the Employer or a Controlled Group Member as defined in Code Section 416(i); or

B.	For the preceding Plan Year received more than $85,000 in annual Compensation from the Employer or a Controlled Group Member (or such higher amount as adjusted pursuant to Code Section 414(q)(1)).

Highly Compensated Employees include highly compensated former Employees. A former Employee will be treated as a Highly Compensated Employee if such Employee separated from service (or was deemed to have separated) prior to the current or preceding Plan Year, performs no service during such Plan Year, and was a Highly Compensated Employee for either the separation year or any Plan Year ending on or after the Employee’s 55th birthday, in accordance with the rules for determining Highly Compensated Employee status in effect for that determination year and in accordance with applicable Treasury Regulations and IRS Notice 97-45.

For purposes of this Section, “Compensation” means Compensation as defined in Section 1.14 above; and Controlled Group Members shall be treated as a single employer with the Employer. The determination of who is highly compensated shall be made in accordance with Code Section 414(q) and applicable Treasury Regulations promulgated thereunder.

Section 1.30 Investment Fund. Each and every fund described in Section 7.05 of the Plan.

Section 1.31 Investment Manager. A person or organization who is appointed under Section 9.02B.(i) of the Plan by the Benefits Management Committee to direct the investment of all or part of the Trust Fund, and who is either (a) registered in good standing as an Investment Adviser under the Investment Advisers Act of 1940, (b) a bank, as defined in that Act, or (c) an insurance company qualified to perform investment management services under the laws of more than one state of the United States, and who has acknowledged in writing that he is a fiduciary with respect to the Plan.

Section 1.32 Layoff Status. The status of an Employee during the period of time when he is laid off and ceases active work due to curtailment or reduction in force and ends upon his return to work or, if earlier, one year from the date of layoff.

Section 1.33 Leased Employee. Any person (other than an Employee of an Employer) who, pursuant to an agreement between the Employer and any other person (“Leasing Organization”), has performed services for the Employer (or for the Employer and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, which services are performed under the primary direction or control of the Employer. Contributions or benefits provided to a Leased Employee by the Leasing Organization that are attributable to services performed for the Employer shall be treated as provided by the Employer. If applicable, Compensation under Section 1.14 of the Plan includes compensation from the Leasing Organization which is attributable to services performed for the Employer.

A Leased Employee shall not be considered an Employee of the Employer if (a) such employee is covered by a money purchase pension plan providing: (i) a nonintegrated employer contribution rate of at least ten percent of compensation, as defined in Code Section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement that are excludible from the employee’s gross income under Code Sections 125, 132(f)(4), 402(e)(3), 402(h) or 403(b), (ii) immediate participation, and (iii) full and immediate vesting; and (b) leased employees do not constitute more than 20% of the Employer’s non-highly compensated workforce.

Section 1.34 Matching Account. The portion of a Member’s Account credited with Matching Contributions pursuant to Sections 3.05 and 3.06 of the Plan, and adjustments relating thereto.

Section 1.35 Matching Contribution. The Employer contributions which are pursuant to Section 3.05 of the Plan and allocated to the OMNOVA Stock Fund for the benefit of Members pursuant to Section 3.06 of the Plan.

Section 1.36 Member. A person (a) who is eligible to participate in the Plan under Article II and is making Employee Contributions to the Plan, or (b) who is no longer making Employee Contributions to the Plan but still has Plan Shares credited to his Account in the Trust Fund. An individual who becomes a Member shall remain a Member under the Plan until the Trustee has fully distributed the vested amount in his Account to him.

Section 1.37 Non-Highly Compensated Employee. Any Eligible Employee who is not a Highly Compensated Employee.

Section 1.38 OMNOVA Stock Fund. One of the Investment Funds, the assets of which shall consist primarily of Company Shares.

Section 1.39 Plan. The plan designated as the OMNOVA Solutions Retirement Savings Plan as set forth herein or in any amendments hereto.

Section 1.40 Plan Share. Each and every share or unit of value credited to a Member’s Account under the Plan, representing his proportionate interest in each Investment Fund and the Trust Fund.

Section 1.41 Plan Year. The calendar year commencing on January 1 and ending on December 31.

Section 1.42 Required Beginning Date. For purposes of Article V, for any Member who is not a Five-percent Owner (as defined in Code Section 416(i)), the Required Beginning Date is the April 1 of the calendar year following the later of the calendar year in which the Member attains age 70 1/2, or the calendar year in which the Member retires. For any Member who is at least a Five-percent Owner (as defined in Code Section 416(i)), the Required Beginning Date is the April 1 immediately following the calendar year in which the Member attains age 70 1/2, regardless of whether the Member has retired.

Section 1.43 Rollover Account. The portion of a Member’s Account credited with Rollover Contributions under Section 3.10 of the Plan, and adjustments relating thereto.

Section 1.44 Rollover Contribution. The contribution which a Member may elect to make to the Trust Fund pursuant to Section 3.10 of the Plan.

Section 1.45 Salary Reduction Agreement. An arrangement pursuant to which a Member may elect to decrease, or to forego an increase in, the amount of his Compensation which his Employer otherwise would have paid to him in cash, and have an equal amount (a) applied to obtain additional benefits under a cafeteria benefits plan (as defined in Code Section l25)

maintained by his Employer, (b) allocated to his Account under a qualified cash or deferred arrangement (as defined in Code Section 40l(k)) maintained by his Employer, including this Plan or (c) applied to obtain transportation benefits as provided under Code Section 132(f)(4).

Section 1.46 Service And Break In Service Definitions.

A.	Approved Leave of Absence. A period during which an Employee is on a leave of absence approved by a Controlled Group Member and is not otherwise included in Continuous Service shall, if the Administrative Committee so determines, be so included under rules established by the Administrative Committee uniformly applicable to all Employees similarly situated.

B.	Break in Service. The period following a Severance from Employment Date extending until the Employee again completes an Hour of Service.

C.	Continuous Service. One or more periods of time beginning on an Employment Commencement Date of an Employee and ending on the first subsequent Severance from Employment Date of the same Employee. Nonconsecutive periods of Continuous Service shall be aggregated and 365 days of service shall equal a whole year of service (computed to the nearest one-twelfth thereof).

D.	Employment Commencement Date. The day upon which an Employee first performs an Hour of Service and commences a period of Continuous Service.

E.	Hour of Service. An hour for which an Employee is paid or entitled to payment by a Controlled Group Member for the performance of duties.

Hours of Service will be credited for employment with other Controlled Group Members of which the Employer is a member. Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under Code Section 414(n) and the regulations thereunder.

F.	Severance from Employment Date. The day on which an Employee ceases to be in the employ of a Controlled Group Member because he quits, is discharged, retires, dies, or otherwise terminates employment under Company policy.

G.	Special Rules. Section 1.46F. above notwithstanding, the special rules set forth below will apply in determining Continuous Service and Severance from Employment Dates for the following Employees:

(i)	Military Service. If an Employee is absent from the service of a Controlled Group Member because of service in the armed forces of the United States and is returned to the service of a Controlled Group Member within the period during which reemployment rights are extended by law, such period of absence shall be included in his Continuous Service as required under Code Section 414(u).

(ii)	Pregnancy. If an Employee is absent from the service of a Controlled Group Member due to the Employee’s pregnancy, birth or adoption of a child by the Employee, or caring for his newborn or newly adopted child and returns to the employment of the Controlled Group Member by the second anniversary of the period of such absence, the period of such absence ending on the first anniversary of the birth or adoption of the child will be included in the Employee’s Continuous Service, and the period of such absence ending after the first but before the second such anniversary will be deemed as neither Continuous Service nor a Break in Service.

Section 1.47 Supplemental Contribution. Any Employee Contribution by or for a Member for a Plan Year that is in excess of six percent of the Member’s Compensation for the Plan Year.

Section 1.48 Supplemental Make-Up Contribution. A contribution which a Member may elect to make to the Trust Fund pursuant to Section 3.02D. of the Plan to make-up Supplemental Contributions that he could have made but did not make in a prior period of time. Effective January 1, 2002, the Plan will no longer accept Supplemental Make-Up Contributions from a Member.

Section 1.49 Transfer Account. That portion of a Member’s Account credited with Transfer Contributions under Section 3.10 of the Plan, and adjustments relating thereto.

Section 1.50 Treasury Regulations. Regulations promulgated under the Internal Revenue Code by the Secretary of the Treasury.

Section 1.51 Trust Agreement. The agreement or agreements executed by the Company and the Trustee which establishes a Trust Fund for investment, reinvestment, administration and distribution of contributions made under the Plan, and the earnings thereon, as amended from time to time.

Section 1.52 Trust Fund. All property and assets of every kind held or acquired by the Trustee under the Trust Agreement. The Trustee may hold the Trust Fund as part of a master trust comprising assets of various qualified plans maintained by the Company or any Employer.

Section 1.53 Trustee. The person appointed by the Benefits Management Committee and who has entered into the Trust Agreement as Trustee and any person who is appointed as successor and becomes a party to the Trust Agreement.

Section 1.54 Valuation Date. Each day on which the New York Stock Exchange is open for trading.

Section 1.55 Terms Defined Elsewhere.

Actual Contribution Percentage	Schedule II.04A.(ii)
Actual Deferral Percentage	Schedule II.01A.(i)
Aggregate Limit	Schedule II.04A.(i)
Annual Additions	Schedule II.07A.

Annuity Starting Date	Section 5.02A.
Approved Leave of Absence	Section 1.46A.
Break in Service	Section 1.46B.
Catch-Up Contribution	Section 3.02C.
Claimant	Section 8.11
Company	Section II.07B.
Compensation	Section 11.05C. and Schedule II.07C.
Compensation Limitation	Section 1.14B.
Continuous Service	Section 1.46C.
Contribution Percentage	Schedule II.04A.(iii)
Contribution Percentage Amounts	Schedule II.04A.(iv)
Defined Benefit Plan	Schedule II.07D.
Defined Contribution Plan	Schedule II.07E.
Determination Date	Section 11.05G.
Determination Period	Section 1.14B.
Designated Beneficiary	Section 5.05B.(i)
Direct Rollover	Section 6.06B.(iv)
Distributee	Section 6.06B.(iii)
Distribution Calendar Year	Section 5.05B.(ii)
Elective Contributions	Section 1.14A.
Elective Deferrals	Schedule II.03A.(i)
Eligible Member	Schedule II.04A.(v)
Eligible Retirement Plan	Section 6.06B.(ii)
Eligible Rollover Distribution	Section 6.06B.(i)
Employer	Section 11.05F.
Employment Commencement Date	Section 1.46D.
Excess Aggregate Contributions	Schedule II.04A.(vi)
Excess Before-Tax Contributions	Schedule II.01A.(ii)
Excess Elective Deferrals	Schedule II.03A.(ii)
Gap Period	Schedule II.02A, Schedule II.03D and Schedule II.05A.
GenCorp Plan	Schedule III.01A.
Hour of Service	Section 1.46E.
Investment Funds	Section 7.05
Key Employee	Section 11.05A.
Leasing Organization	Section 1.33
Life Expectancy	Section 5.05B.(iii)
Limitation Year	Schedule II.07F.
Matching Contribution	Schedule II.04A.(vii)
Maximum Permissible Amount	Schedule II.07G.
Non-Key Employee	Section 11.05B.
Permissive Aggregation Group	Section 11.05E
Post-Severance Compensation	Schedule II.07C.
Profit Sharing Plan	Schedule III.02A.
Qualified Matching Contributions	Section 3.06B.
Qualified Non-elective Contributions	Section 3.08
Restorative Payments	Section II.07A.

Required Aggregation Group	Section 11.05D.
RMD Account Balance	Section 5.05B.(iv)
Rollover Contributions	Section 3.10
Safe Harbor Matching Contributions	Section 3.05D.
Severance from Employment Date	Section 1.46F.
Top Heavy	Section 11.03
Transfer Contributions	Section 3.10
USERRA	Section 3.02F.
Valuation Calendar Year	Section 5.05B.(iv)

ARTICLE II

ELIGIBILITY AND PARTICIPATION

Section 2.01 ELIGIBILITY.

A.	In General. Each Employee who is in one of the categories of Eligible Employees now or hereafter set forth in Schedule A of the Plan and is not excluded under Section 2.02 of the Plan shall be eligible to become a Member in the Plan. Each Eligible Employee who was a Member in the Plan on the day before the Effective Date of this restated Plan shall continue as a Member in this Plan as restated.

B.	Membership. As soon as administratively practicable, the Company shall notify each Eligible Employee of his eligibility to participate in the Plan and shall explain the rights, privileges and duties of a Member in the Plan. Each Eligible Employee may enroll as a Member in the Plan by properly completing the enrollment procedures established at the time by the Company, or by following such other reasonable procedures as the Company may implement. Each Eligible Employee may commence participation in the Plan as of the first day of the first payroll period commencing after such Enrollment. Effective January 1, 2005, each non-union Eligible Employee hired on or after January 1, 2005 shall be enrolled automatically as a Member in the Plan. The Company may establish rules and procedures governing the time and manner in which enrollments shall be processed.

Section 2.02 EXCLUSION FROM PARTICIPATION.

A.	Ineligible Employees. No Employee can become an Eligible Employee, and no Member may continue to make or have made for him any Employee Contributions, if (i) he is not or ceases to be in a category of Eligible Employees set forth in Schedule A of the Plan; (ii) he is employed in a collective bargaining unit and represented by a recognized collective bargaining agent, unless (A) he is covered by a collective bargaining agreement expressly providing for participation in the Plan, (B) such agent has not had the opportunity to bargain in respect of such participation, or (C) his Employer has a good faith bargaining obligation to continue such participation during any period of good faith bargaining with such agent; (iii) he is a nonresident alien who receives no earned income (within the meaning of Code Section 9ll(d)(2)) from an Employer which constitutes income from sources within the United States (within the meaning of Code Section 86l(a)(3)); (iv) he is considered to be an Employee solely because he is a Leased Employee, or he is performing services for an Employer pursuant to an agreement between the Employer and a Leasing Organization but he is not a Leased Employee; (v) he is an individual treated as an Employee of an Employer pursuant to regulations under Code Section 4l4(o); (vi) he is employed by a Controlled Group Member or an organizational unit thereof that has not been designated hereunder as an Employer; or (vii) he is then on an Approved Leave of Absence, in Layoff Status or in the full-time service of the armed forces of the United States (subject to the provisions of Code Section 414(u)).

B.	Exclusion After Participation. A Member who becomes ineligible to participate under Section 2.02A. of the Plan but remains in the employ of a Controlled Group Member will not be eligible to make or have made for him any Employee Contributions or Rollover Contributions during or in respect of any such period of ineligibility.

C.	Lapse of Exclusion. A Member who becomes ineligible to participate under Section 2.02A. of the Plan but remains in the employ of a Controlled Group Member will become eligible to participate in the Plan on the first day after he no longer is described in Section 2.02A. of the Plan and may resume making or having made for him any Employee Contributions as of the first day of a subsequent payroll period by completing Enrollment as provided in Section 2.01B. above.

Section 2.03 TERMINATION OF EMPLOYMENT. A Member may continue to be a Member (but may not make Rollover Contributions or make or have made for him any Employee Contributions) after his Severance from Employment Date until all Plan Shares credited to his Account have been distributed pursuant to the Plan.

Section 2.04 PARTICIPATION UPON RE-EMPLOYMENT. An Eligible Employee who was a Member shall again become a Member on the date he is re-employed by the Employer.

Section 2.05 TRANSFERS BETWEEN EMPLOYERS. For eligibility purposes, a Member who transfers employment from one Employer to another Employer shall continue to be eligible to participate in the Plan if the Member has previously met the requirements of Section 2.01 above. In accordance with the Plan and the Code, an Employee who is an Eligible Employee shall continue to be an Eligible Employee following a transfer between Employers as if the Eligible Employee had performed all service during the Plan Year for the Employer to which the Eligible Employee is transferred.

Section 2.06 TRANSFERS BETWEEN CLASSES OF EMPLOYEES. For purposes of eligibility, in the case of an Employee who transfers from a class of Employees whose employment status is ineligible for participation in the Plan (e.g., collectively bargained employees who are ineligible to participate) to an eligible class of employment, such Employee shall become an Eligible Employee immediately eligible to participate in the Plan. In the case of an Eligible Employee who transfers to an ineligible employment status, such Employee shall cease to be an Eligible Employee under this Plan but shall remain a Member under the Plan until such time as participation is terminated.

ARTICLE III

CONTRIBUTIONS

Section 3.01 INDIVIDUAL ACCOUNTS. An Account shall be established for each Member having an amount to his credit in the Trust Fund. Each Account shall be divided into separate subaccounts for “After-Tax Contributions,” “Before-Tax Contributions,” “Catch-up Contributions” (effective January 1, 2003), “Matching Contributions,” “Supplemental Contributions,” and “Supplemental Make-up Contributions” (prior to January 1, 2002) as defined below and any other types of contributions, as identified herein. If a Member has made a “Rollover Contribution” or “Transfer Contribution,” as defined below, or if the Employer elects to make “Qualified Non-elective Contributions” or “Qualified Matching Contributions,” as defined below, separate subaccounts shall be established for such contributions. Allocations shall be made to the Accounts of the Members in accordance with the provisions of Section 9.13 of the Plan. The Committee may direct the Trustee to maintain a temporary segregated investment Account in the name of a Member to prevent a distortion of income, gain, or loss allocations under Section 9.13 of the Plan. The Committee shall ensure that records are maintained for all Account allocations and related recordkeeping activities.

Section 3.02 MEMBER CONTRIBUTIONS.

A.	Before-Tax Contributions. For any Plan Year, each Member may elect to defer to his Account an amount of his Compensation for such Plan Year, which amount shall be a whole percentage of not less than one percent but not more than the lesser of $11,000 in 2002 ($15,500 in 2008, or such larger dollar amount as the Commissioner of the Internal Revenue may prescribe in accordance with Code Section 402(g)(5)) or 50% of his Compensation for such Plan Year. A Member’s Compensation for a Plan Year shall be reduced by the amount of the deferral affirmatively elected by the Member for such Plan Year. Such amount shall be known as the Member’s Before-Tax Contribution. Aggregate Employee Contributions by or for a Member for a Plan Year up to an amount equal to six percent of the Member’s Compensation for the Plan Year shall be considered Basic Contributions. Effective January 1, 2005, each new non-union Member hired on or after January 1, 2005, shall be deemed to have elected to have a Before-Tax Contribution allocated to his Account in the amount of six percent of his Compensation. If a Member does not wish to participate in the Plan, such Member may affirmatively waive such automatic election. Effective January 1, 2008, Compensation for purposes of this Section 3.02 shall have the meaning set forth in Section II.07C. of the Plan, and Before-Tax Contributions may not be made from any element of Compensation that does not meet the requirements set forth in Schedule II.07C.

B.	After-Tax Contributions. For any Plan Year, each Member may elect to contribute an amount of his Compensation subject to income tax and otherwise payable, which amount shall be a whole percentage, rounded to the nearest dollar, of not less than one percent but not more than 50% of Compensation. Such amount shall be known as the Member’s After-Tax Contribution.

C.	Catch-Up Contributions. Effective January 1, 2003, each Member who has or will attain at least age 50 by the end of such Plan Year and who has elected to make Before-Tax Contributions at the maximum level available under the Plan or the Code, as applicable, may defer an additional amount of his Compensation for such Plan Year, which amount shall not exceed $2,000 in 2002 ($5,000 in 2008, or such larger dollar amount as prescribed in Code Section 414(v)). Such amount shall be known as the Member’s “Catch-Up Contribution.” Such Catch-Up Contributions shall not be taken into account for purposes of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416, as applicable, by reason of the making of such Catch-Up Contributions. Matching Contributions may be contributed with respect to any Catch-up Contributions elected or deemed to have been made by a Member, in the sole discretion of the Company.

D.	Supplemental Make-up Contributions. Subject to Sections 2.02B. and 3.04 of the Plan, a Member who has not contributed the maximum amount of Supplemental Contributions which he was entitled to contribute under the Plan during any period of his employment thereafter may make Supplemental Make-up Contributions, by a single-sum cash payment, in an amount equal to the difference between the actual amount of Supplemental Contributions that he previously made and the maximum amount of Supplemental Contributions that he could have made during the relevant period or periods, subject to the following three limitations:

(i)	First, no amount may be contributed which would cause his Account to exceed applicable limitations on Annual Additions for any year as defined in Schedule II or any other limitation under Schedule II.

(ii)	Second, no Supplemental Make-up Contribution may be made on a before-tax basis pursuant to a Salary Reduction Agreement or otherwise.

(iii)	Third, after making a Supplemental Make-up Contribution for any period, a Member thereafter can make no Supplemental Make-up Contribution for the same or any prior period.

Effective January 1, 2002, a Member may no longer make and the Plan will not accept Supplemental Make-Up Contributions.

E.	Retirement Incentive Payment Contributions. Effective June 1, 2007 and notwithstanding Section 2.03 of the Plan, eligible Employees of the United Steelworkers, AFL-CIO-CLC, Local 748 in Columbus, Mississippi who have been accepted for participation in the Retirement Incentive Program may elect to defer the entire amount of the Retirement Incentive Payment in a single, lump sum contribution to the Plan. Such contribution of the Retirement Incentive Payment shall not be eligible for any Employer Matching Contributions under the Plan.

F.	Make Up Of Member Contributions Upon Return From Qualified Military Service. Under the terms of the Uniformed Services Employment and Reemployment

Rights Act of 1994 (“USERRA”), as amended by the Veterans Benefits Improvement Act of 2004, the Plan shall permit a Member upon return to employment following qualified military service, to make up Employee Contributions for the period of the qualified military service and receive an allocation of any corresponding Matching Contribution. The Member may make additional Employee Contributions during the Member’s contribution make-up period. Such Member’s contribution make-up period, which begins on his date of reemployment, shall be equal to three times the period of his military service, up to a maximum of five years. Matching Contributions are based on the additional Employee Contributions at the level that would have been required during the period of qualified military service.

Section 3.03 AGGREGATE LIMIT ON BEFORE-TAX CONTRIBUTIONS AND AFTER-TAX CONTRIBUTIONS. In addition to the other limitations described in this Article III, the total amount of Before-Tax Contributions and After-Tax Contributions shall not exceed 50% of Compensation. If a Member has elected to make Before-Tax Contributions and such contributions cease due to the Code Section 402(g) limit, any amount in excess of that limit, taking into account only Compensation up to the Code Section 401(a)(17) limit, will be treated as an After-Tax Contribution.

Section 3.04 CHANGES AND SUSPENSIONS OF CONTRIBUTIONS. A Member may change the rate of After-Tax Contributions, Before-Tax Contributions and/or Catch-Up Contributions to his Account at any time during each Plan Year, effective for the first payroll period for which it is administratively feasible to change the rate of such Member’s After-Tax Contributions, Before-Tax Contributions and/or Catch-Up Contributions, by communicating such rate change in accordance with uniform rules and procedures established by the Company regarding the timing and manner of making such elections. In addition, a Member may at any time elect to suspend all contributions to his Account by giving advance notice in any manner specified by the Company in accordance with its uniform rules and procedures. An election to recommence contributions shall be effective for the first payroll period in which it is administratively feasible to begin deferral withholdings. All suspensions and recommencements of After-Tax Contributions, Before-Tax Contributions and/or Catch-Up Contributions shall be made in the manner and at the times specified in uniform rules and procedures established by the Company, which rules and procedures may be changed from time to time.

Section 3.05 MATCHING AND QUALIFIED MATCHING CONTRIBUTIONS.

A.	In General. For each Plan Year, the Employer may contribute to each eligible Member’s Account a Matching Contribution in an amount determined by the Employer from time to time in its discretion. The amount or rate of the Matching Contribution shall be announced to Members and other Eligible Employees, and suspended or changed on a prospective basis only. The Employer shall not make a Matching Contribution to the Trust for any Member to the extent that the contribution would exceed the Member’s Maximum Permissible Amount as described in Schedule II.

Notwithstanding the foregoing, subject to the provisions of the Plan and applicable law, amounts will be allocated as Matching Contributions to the Accounts of each Member who makes or for whom are made Basic Contributions as set forth below:

(i)	Salaried Members: Effective January 1, 2003, Matching Contributions, if any, shall be made in the Employer’s discretion. Prior to January 1, 2003, Matching Contributions were an amount equal to the sum of (1) l00% of the first three percent of Compensation contributed or deferred by each Member and (2) 50% of the next three percent of Compensation contributed or deferred by each Member.

(ii)	Members of International Chemical Workers’ Union Local 419 (Mogadore, Ohio): An amount equal to 25% of the first six percent of Compensation contributed or deferred by each Member.

(iii)	Members of Local 1876, Union of Needletrades, Industrial and Textile Employees, AFL-CIO-CLC (Calhoun, GA): An amount equal to 50% of the first six percent of Compensation contributed or deferred by each Member.

(iv)	Members of Local 748, United Steelworkers of America (Columbus, MS): Effective January 1, 2002, no Matching Contribution. Effective September 1, 2007, an amount equal to 10% of the first six percent of Compensation contributed or deferred by each Member hired on or after May 15, 2007.

(v)	Members of Local 470, International Union of Operating Engineers, AFL-CIO (Chester, SC) and effective October 26, 2006 through June 30, 2007, Employees formerly represented by the International Union of Operating Engineers, AFL-CIO and any other similarly-situated employees who, but for the decertification of the bargaining unit, would have been represented by the IUOE, Local 470: An amount equal to 50% of the first six percent of Compensation contributed or deferred by each Member. Effective July 1, 2007, employees of this group shall receive Matching Contributions applicable to nonunion hourly Members.

(vi)	Members of Local 22, United Steel Workers (Jeannette, PA): Effective April 1, 2006, an amount equal to 50% of the first six percent of Compensation contributed or deferred by each Member.

(vii)	Nonunion Hourly Members: An amount equal to the sum of (1) 100% of the first three percent of Compensation contributed or deferred by each Member and (2) 50% of the next three percent of Compensation contributed or deferred by each Member.

B.

Qualified Matching Contributions. If the Employer so elects, the Employer may also make Matching Contributions to the Plan which are “Qualified Matching Contributions.” Qualified Matching Contributions shall mean Matching Contributions that are at all times nonforfeitable and subject to the distribution requirements of Code Section 401(k) when made to the Plan. Additional contributions subject to these rules may be made by the Employer, or some or all of the existing Matching Contributions can be designated as fully vested and subject to the distribution restrictions, in order to satisfy these rules.

C.	Limitation on Transfer. A Member may not transfer from the OMNOVA Stock Fund any Matching Contributions made for his benefit and credited to his Account. Effective January 1, 2005, a Member who has attained age 55 may transfer from the OMNOVA Stock Fund any Matching Contributions into any available Investment Fund under the Plan. Effective October 1, 2005, all Members may transfer from the OMNOVA Stock Fund any Matching Contributions into any available Investment Fund, regardless of the Member’s age.

D.	Safe Harbor Matching Contributions. Effective for Plan Years beginning prior to January 1, 2003, the Employer may provide “Safe Harbor Matching Contributions” to salaried and nonunion hourly Members sufficient to meet the “safe harbor” requirements of Code Section 401(k)(12). In providing Safe Harbor Matching Contributions, the Employer also intends to comply with Code Section 401(m)(11) and shall observe the limitations and requirements set forth in applicable Treasury Regulations and in Internal Revenue Service Notices 98-52 and 2000-3 to the extent required by law to meet the safe harbor requirements under the Code.

(i)	Safe Harbor Matching Contribution Formula. On behalf of each eligible Member, the Employer shall contribute for the Plan Year a non-discretionary Safe Harbor Matching Contribution equal to (1) 100% of the Member’s Before-Tax Contributions and Catch-up Contributions, if any, up to the first three percent of Compensation for the Plan Year, plus (2) 50% of the Member’s Before-Tax Contributions and Catch-up Contributions, if any, in excess of three percent up to a maximum of six percent of the Member’s Compensation.

(ii)	Limitations and Effects. Safe Harbor Matching Contributions shall be subject to the following requirements and shall have the following effects:

1.	Universal Availability. The Employer shall make the Safe Harbor Matching Contribution to all of its eligible Members who make Before-Tax Contributions for the Plan Year.

2.	Vesting and Distribution. Safe Harbor Matching Contributions shall be 100% vested at all times and are subject to the same distribution limitations set forth in Section 5.15 of the Plan.

(iii)

Nondiscrimination Testing. If the conditions of this Section 3.05D. are met for a Plan Year, the Plan will be deemed to have met the Actual Deferral Percentage test and the Actual Contribution Percentage test set forth in Schedule II of the Plan. Notwithstanding the foregoing, if a portion of the Members do not receive a Safe Harbor Matching Contribution due to the failure to meet minimum age and service conditions, then with respect to that group, pursuant to the disaggregation rules of Code Section

410(b)(4)(B), the Plan must continue to meet the nondiscrimination testing rules set forth in Schedule II of the Plan.

(iv)	Notice Requirements. In making Safe Harbor Matching Contributions, the Employer shall comply with all safe harbor notice requirements. Specifically, a least 30 days, but not more than 90 days, before the beginning of the Plan Year, the Employer will provide each eligible Member a comprehensive notice of the Member’s rights and obligations under the Plan, in compliance with the notice requirements set forth in Treasury Regulations Section 1.401(k)-3(d) and Internal Revenue Service Notices 98-52 and 2000-3 and any additional guidance that may be set forth by the Internal Revenue Service in the future. Each new eligible Employee hired thereafter during the Plan Year shall receive the notice upon becoming eligible to participate hereunder.

Section 3.06 MATCHING CONTRIBUTION ALLOCATIONS. Only Members who have made Basic Contributions during the Plan Year shall be eligible to share in the allocation of the Matching Contribution as set forth in Section 3.05 of the Plan. In all cases, the allocation of Matching Contributions or Qualified Matching Contributions shall be based on the amount or rate established in advance for such contributions relative to the Basic Contributions being matched.

Matching Contributions shall become nonforfeitable in accordance with Section 4.01 of the Plan. In any event, Matching Contributions shall be fully vested and nonforfeitable upon the complete or partial termination of the Plan, or upon the complete discontinuance of Employer contributions.

All contributions allocated as Matching Contributions shall be directed to the OMNOVA Stock Fund as soon as practicable after allocation by the Trustee. Allocations of amounts as Matching Contributions shall be made by crediting the Member’s Account with the number of Plan Shares in the OMNOVA Stock Fund determined by dividing the amount of Matching Contributions credited to this Account by the Plan Share value for the OMNOVA Stock Fund as of the date such Matching Contributions are allocated to the OMNOVA Stock Fund. Any Employer contributions pursuant to this Article III that are not immediately allocable shall be invested separately pursuant to Section 7.07 and such amounts, adjusted for any gains, losses, income and deductions, shall be applied to reduce Employer contributions otherwise required under the Plan.

Section 3.07 NON-ELECTIVE EMPLOYER CONTRIBUTIONS. Effective April 1, 2005 through March 31, 2006, each eligible Member of Local 22, United Steel Workers (Jeannette, PA) shall receive a Non-elective Employer Contribution in an amount equal to one and one-half percent of the Member’s weekly pay, regardless of whether such Member makes Employee Contributions to the Plan. In the event the Member makes Employee Contributions to the Plan, no Employer Matching Contributions will be made except as provided in Section 3.05A.(vi) above.

Effective September 1, 2007, each Eligible Employee of Local 748, United Steel Workers (Columbus, MS) shall receive a Non-elective Employer Contribution in an amount equal to one percent of the Member’s Compensation, regardless of whether such Member makes Employee

Contributions to the Plan. In the event the Member makes Employee Contributions to the Plan, no Employer Matching Contributions will be made except as provided in Section 3.05(iv) above.

Effective September 1, 2007, each Eligible Employee of Local 1876, Union of Needletrades, Industrial and Textile Employees, AFL-CIO-CLC (Calhoun, GA), participating in the Plan shall receive a lump sum Non-elective Employer Contribution in the amount of $1,000.00. Such contribution shall be contributed to the Plan during the month of September, 2007. In addition, effective September 1, 2008, each Eligible Employee of Local 1876 participating in the Plan shall receive a lump sum Non-elective Employer Contribution in the amount of $1,000.00, such contribution to be contributed to the Plan during the month of September, 2008.

Section 3.08 QUALIFIED NON-ELECTIVE CONTRIBUTIONS. If it so elects, the Employer may make Qualified Non-elective Contributions under the Plan on behalf of all Members or all Members who are Non-highly Compensated Employees in order to satisfy either the Actual Deferral Percentage test or the Actual Contribution Percentage test. For purposes of this Article III, “Qualified Non-elective Contributions” shall mean contributions (other than Matching Contributions or Qualified Matching Contributions) made by the Employer and allocated to Members’ Accounts that the Members may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Before-Tax Contributions, Catch-Up Contributions and Qualified Matching Contributions. Qualified Non-elective Contributions shall be allocated to Members’ Accounts in the same proportion that each Member’s Compensation for the Plan Year for which the Employer makes the contribution bears to the total Compensation of all Members for the Plan Year (or of all Non-highly Compensated Members, as applicable).

Section 3.09 TIME AND FORM OF PAYMENT OF EMPLOYER CONTRIBUTIONS. The Employer may pay its contribution for each Plan Year in one or more installments of cash without interest. The Employer must make its contribution which Members have elected to defer under Section 3.02A. of the Plan as soon as such amounts may reasonably be segregated from the Employer’s general assets, but in no event later than 15 business days after the end of the calendar month in which such amounts were withheld from the Member’s Compensation, or such later time as may be permitted by regulations under ERISA and Code Section 401(k). The Employer must make the balance, if any, of its contribution to the Trustee within the time prescribed (including extensions) for filing its tax return for the taxable year for which it claims a deduction for its contribution, in accordance with Code Section 404(a)(6). Amounts contributed by an Employer that are not immediately allocable to a Member’s Account as Before-Tax Contributions shall be invested separately pursuant to Section 7.07 and such amounts, adjusted for any gains, losses, income and deductions, shall be applied to reduce Employer contributions otherwise required under the Plan.

With regard to Matching Contributions, Employer contributions made under this Article III shall be paid to the Trustee each pay period for which the corresponding Basic Contributions are withheld or allocated provided sufficient contributions have been paid or delivered to the Trustee to fund allocations as they are credited pursuant to Section 3.06. Although contributions allocable as Matching Contributions may be made earlier than this time in a given Plan Year, such contributions shall be transmitted to the Trustee no later than 30 days after the end of the calendar month in which ends the pay period for which the corresponding Basic Contributions are withheld or allocated. All Matching Contributions made under this Article III shall be deemed to have been made in the same Plan Year as the Basic Contributions corresponding thereto.

Each Member’s Employer will pay to the Trust Fund an amount at least equal to the aggregate amount required to be allocated to each of its Members as Matching Contributions for a pay period pursuant to Section 3.06 (less an amount equal to the interests of each Member in its employ in any Matching Contributions permitted or required to be forfeited during the same pay period hereunder or any applicable law). Additionally, all contributions allocable as Matching Contributions shall be made in cash, except that in lieu of cash, the Company may deliver that number of Company Shares having an aggregate market value equal to that part of any Employer contributions allocable as Matching Contributions not paid in cash. For this purpose, the value of a Company Share delivered or allocated in respect of a payroll period shall be the average of the high and low trading prices reported in the New York Stock Exchange Composite Transactions section of the Wall Street Journal (A) for the payroll disbursement date of the payroll period if such date falls on (i) a Friday, (ii) the 15th day of a month or (iii) the last day of a month, and (B) if the payroll disbursement date of the payroll period falls on any other day, for the Friday immediately following such date. If, for any reason, no trading of Company Shares on the New York Stock Exchange occurs on a payroll disbursement date (or, as applicable, a Friday immediately following such date), trading prices on the last preceding trading day shall be used for purposes of the preceding sentence.

Section 3.10 ROLLOVER AND TRANSFER CONTRIBUTIONS. The Trustee is authorized to accept on behalf of an Employee, and hold as part of the Trust Fund, assets from another plan qualified under Code Sections 401(a) or 403(a) provided that such transfer satisfies any procedures or other requirements established by the Committee. The Trustee shall also accept and hold as part of the Trust Fund assets transferred from any other plan qualified under Code Sections 401(a) or 403(a) in connection with a merger or consolidation of such plan with or into the Plan pursuant to Section 13.06 hereof and as may be approved by the Committee. In addition, the Trustee shall also accept “rollover” amounts contributed directly by or on behalf of an Employee in accordance with procedures and rules established by the Committee in respect of a distribution made to or on behalf of such Employee from another plan qualified under Code Sections 401(a) or 403(a) pursuant to Section 13.06 hereof. All amounts so transferred to the Trust Fund shall be held in segregated subaccounts and shall be referred to as “Transfer Contributions” if such amounts are subject to the special distribution rules for a qualified joint and survivor annuity described in Code Section 411(a)(11) and as “Rollover Contributions” if not subject to such rules.

Rollover Contributions must conform to rules and procedures established by the Committee, including rules designed to assure the Committee that the funds so transferred qualify as a Rollover Contribution under the Code. An Employee, prior to satisfying the Plan’s eligibility conditions, may make a Rollover Contribution to the Trust to the same extent and in the same manner as a Member. If an Employee makes a Rollover Contribution to the Trust prior to satisfying the Plan’s eligibility conditions, the Committee and Trustee must treat the Employee as a Member for all purposes of the Plan, except that the Employee is not a Member for purposes of making After-Tax Contributions, Before-Tax Contributions or Catch-up Contributions or sharing in Employer contributions or Member forfeitures under the Plan until he actually becomes a Member in the Plan. If the Employee has a Severance from Employment prior to becoming a Member, the Trustee will distribute his Rollover Account to him.

Section 3.11 RETURN OF CONTRIBUTIONS. All contributions to the Plan are conditioned upon their deductibility under the Code. The Trustee, upon written request from the Employer, shall return to the Employer the amount of the Employer’s contribution made by the Employer by mistake of fact or the amount of the Employer’s contribution disallowed as a deduction under Code Section 404. The Trustee shall not return any portion of the Employer’s contribution under this provision more than one year after;

A.	The Employer made the contribution by mistake of fact; or

B.	The disallowance of the contribution as a deduction, and then, only to the extent of the disallowance.

The Trustee shall not increase the amount of the Employer contribution returnable under this Section 3.11 for any earnings attributable to the contribution, but the Trustee shall decrease the Employer contribution returnable for any losses attributable to it. The Trustee may require the Employer to furnish it whatever evidence the Trustee deems necessary to enable the Trustee to confirm the amount the Employer has requested be returned is properly returnable under ERISA.

Section 3.12 FURTHER REDUCTIONS OF CONTRIBUTIONS. In addition to the reductions and recharacterizations provided for under Schedule II, in any Plan Year in which the Committee deems it necessary to do so to meet the requirements of the Code and the Treasury Regulations thereunder, the Committee may further reduce the amount of Before-Tax Contributions that may be made to a Member’s Account, or refund such amounts previously contributed.

ARTICLE IV

TERMINATION OF SERVICE; MEMBER VESTING

Section 4.01 VESTING. A Member’s interest in his Account shall be vested as follows:

A.	Employee Contributions – 100%

B.	Matching Contributions – 100% (except as may be forfeited as required under an Appendix or applicable provision of law).

Section 4.02 REPAYMENT OF CONTRIBUTIONS.

A.	Repayment. If a Member receives a distribution of Plan Shares credited to his Account upon or after the termination of his employment pursuant to Section 5.02 of the Plan and he thereafter becomes an Eligible Employee, he may repay and restore to the Trust Fund, in a single-sum cash payment and on an after-tax basis, all or part of the value of his Basic Contributions and Supplemental Contributions that were so distributed to him; provided that he makes such payment before expiration of a period of five consecutive years after either (i) his subsequent Employment Commencement Date, or if earlier, (ii) the date of such distribution; provided that the amount of such payment may not exceed any limitation under any Appendix hereto or applicable provision of law. No Employer will make any Matching Contributions in respect of any Basic Contributions which an Eligible Employee elects to restore under this Section 4.02A.

B.	Time and Amount of Restoration. Each payment pursuant to this Section 4.02 will be transmitted to the Trustee as soon as practical, but within 30 days after the month in which such payment is received by the Member’s Employer, and will be allocated to the Member’s Account at the time and in the manner specified in Section 3.09 of the Plan for Basic Contributions and Supplemental Contributions and to one or more Investment Funds selected by the Member in his current Enrollment. Additionally, such payment will be treated as Basic After-Tax Contributions and allocated to Plan Years, beginning with the most recent Plan Year from which the distribution was made pursuant to Section 5.02 of the Plan.

ARTICLE V

TIME AND METHOD OF PAYMENT OF BENEFITS

Section 5.01 MEMBER DISTRIBUTIONS.

A.	Election. Following the end of the 180-day period following his Enrollment pursuant to Section 2.2 but subject to Section 5.01C. below, a Member may elect to have distributed to him the value of all or any part of the Plan Shares which are attributable to his Employee Contributions, Rollover Contributions, Matching Contributions and earnings and credited to his Account by completing a Distribution Request. Additionally, a Member may elect a distribution only once in any period of six consecutive months, and all distributions from his Account will be in the order specified in Section 5.01B. below and subject to all other applicable limitations hereunder.

B.	Order of Distribution. The Member must designate in his Distribution Request the amount to be distributed from his Account and any Investment Fund and the distribution will be made in accordance with the order and limitations specified below:

(i)	First, the value of Plan Shares attributable to After-Tax Contributions made prior to 1987.

(ii)	Next, the value of Plan Shares attributable to the Member’s After-Tax Contributions made after 1986.

(iii)	Next, the value of Plan Shares attributable to Matching Contributions made for his benefit and which may be distributed to him under Section 5.01C. below, beginning with the earliest Plan Year in which such Matching Contributions were made.

(iv)	Next, the value of Plan Shares attributable to the Member’s Rollover Contributions.

C.	Exceptions. Section 5.01A. notwithstanding,

(i)	A Member who is covered by a collective bargaining agreement may not elect a distribution of any Plan Shares attributable to Matching Contributions prior to the last day of the Plan Year which is two full Plan Years after the Plan Year for which the Matching Contributions were made for his benefit.

(ii)	A Member who is not covered by a collective bargaining agreement who received an allocation of Matching Contributions prior to January 1, 2002 may not elect a distribution of any Plan Shares attributable to such Matching Contributions prior to the last day of the Plan Year which is two full Plan Years after the Plan Year for which the Matching Contributions were made for his benefit.

(iii)	A Member who is not covered by a collective bargaining agreement who receives an allocation of Matching Contributions on or after January 1,

2002 and prior to January 1, 2003 that complies with the safe harbor requirements of Code Sections 401(k)(12) and 401(m)(11) may not elect to receive a distribution of any Plan Shares attributable to such Matching Contributions while actively employed by the Company except upon or after attaining age 59 1/2 as provided below.

(iv)

A Member who is at least 59 1/2 years old may elect a distribution of the value of all or any part of the Plan Shares attributable to his Before-Tax Contributions and credited to his Account prior to and in addition to any distribution of his After-Tax Contributions, Matching Contributions, Rollover Contributions and earnings credited to his Account pursuant to Section 5.01A. and 5.01B. above.

(v)

A distribution elected by a Member who is not subject to a collective bargaining agreement and is at least 59 1/2 years old may also include a distribution of the value of all or any part of the Matching Contributions made on or after January 1, 2002 that comply with the safe harbor requirements of Code Sections 401(k)(12) and 401(m)(11) and credited to his Account.

Section 5.02 DISTRIBUTION UPON SEVERANCE FROM EMPLOYMENT. Upon a Member’s Severance from Employment, a Member may elect as of any Valuation Date occurring after his Severance from Employment date, a distribution of the value of Plan Shares credited to his Account by completing a Distribution Request. The following rules shall apply to any such distribution:

A.	If the Member’s Account balance on the date the distribution commences is less than $1,000 ($5,000 prior to March 28, 2005), the Trustee shall pay such Account balance in the form of a single, lump sum distribution as soon as administratively practicable after the Member’s Severance from Employment.

B.	If the Member’s Account balance on the date the distribution commences is less than $5,000, such distribution shall be deferred until the Member consents to the distribution or as provided in Section 5.03 of the Plan.

Effective for distributions after January 1, 2002 and before March 28, 2005, for purposes of determining whether the aggregate value of all Plan Shares credited in a Member’s Account does not exceed $1,000 ($5,000 prior to March 28, 2005), the value of the Member’s Rollover Contributions will be excluded.

Section 5.03 OTHER RULES GOVERNING THE TIME OF PAYMENT OF BENEFITS.

A.	Minimum Distribution Requirements. Unless the Member elects otherwise in writing, the Member’s nonforfeitable Account balance shall be distributed not later than 90 days after the later of the following events occurs:

(i)	The date the Member attains age 65; or

(ii)	The tenth anniversary of the date on which he first enrolled and commenced participation in the Plan; or

(iii)	The date on which his service (employment) with a Controlled Group Member terminates.

In no event shall the distribution commence nor shall the Member elect to have distribution commence, later than the Required Beginning Date. Furthermore, once distributions have begun to a Five-percent Owner, they must continue to be distributed, even if the Member ceases to be a Five-percent Owner in a subsequent year.

B.	In no event shall the payment commence later than the time prescribed by this Article V. The Committee shall make its determinations under this Article V in a nondiscriminatory, consistent and uniform manner. The Member (and, if applicable, the Member’s spouse) shall be provided with the appropriate form to consent to the distribution direction, if required.

Section 5.04 FORM OF PAYMENT. Each distribution pursuant to this Article V shall be made in a single-sum cash payment, except that distributions from the OMNOVA Stock Fund will be in the form of whole Company Shares plus cash for any fractional Company Share unless the Member elects to receive the cash value thereof, and shall be made as soon as practicable after all information necessary to process the distribution is received, and the amount shall be equal to value of Plan Shares as of the earliest practicable Valuation Date.

Section 5.05 REQUIRED MINIMUM DISTRIBUTIONS.

A.	Effective Dates. The provisions of this Section 5.05 will apply for purposes of determining the required minimum distributions for calendar years beginning on or after January 1, 2003.

B.	Definitions. For purposes of this Section 5.05, the following definitions shall apply:

(i)	“Designated Beneficiary” is the individual who is designated as the Beneficiary under Section 1.08 of the Plan and is the Designated Beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-1, Q&A-4 of the Treasury Regulations.

(ii)

“Distribution Calendar Year” is a calendar year for which a minimum distribution is required. For distributions beginning before the Member’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Member’s Required Beginning Date. For distributions beginning after the Member’s death, the first Distribution Calendar Year is the calendar year in which the distributions are required to begin. The required minimum distribution for the Member’s first Distribution Calendar Year will be made on or before the Member’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Member’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(iii)	“Life Expectancy” is a beneficiary’s life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(iv)	“RMD Account Balance” is the Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (the “Valuation Calendar Year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date. The Account balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

C.	Time and Manner of Distribution.

(i)	Required Beginning Date. The Member’s entire interest will be distributed, or begin to be distributed, to the Member no later than the Member’s Required Beginning Date.

(ii)	Death of Member Before Distributions Begin. If the Member dies before distributions begin, the Member’s entire interest will be distributed, or begin to be distributed, no later than as follows:

1.

If the Member’s surviving spouse is the Member’s sole Designated Beneficiary, then, except as provided herein, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Member died, or by December 31 of the calendar year in which the Member would have attained age 70 1/2, if later.

2.	If the Member’s surviving spouse is not the Member’s sole Designated Beneficiary, then, except as provided herein, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Member died.

3.	If there is no Designated Beneficiary as of September 30 of the year following the year of the Member’s death, the Member’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

4.	If the Member’s surviving spouse is the Member’s sole Designated Beneficiary and the surviving spouse dies after the Member but before distributions to the surviving Spouse begin, this subsection

C.(ii) other than sub-paragraph 1., will apply as if the surviving spouse were the Member.

For purposes of this Section 5.05C. and Sections 5.05G. and H. of the Plan, unless subsection 4. above applies, distributions are considered to begin on the Member’s Required Beginning Date. If subsection 4. applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subsection 1. If distributions under an annuity purchased from an insurance company irrevocably commence to the Member before the Member’s Required Beginning Date (or to the Member’s surviving spouse before the date distributions are required to begin to the surviving spouse under subsection 1.), the date distributions are considered to begin is the date distributions actually commence.

D.	Forms of Distribution. Unless the Member’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 5.05E., 5.05F., 5.05G. and 5.05H. of the Plan. If the Member’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with Code Section 401(a)(9) and the Treasury Regulations.

E.	Amount of Required Minimum Distributions for Each Distribution Calendar Year. During the Member’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(i)	The quotient obtained by dividing the RMD Account Balance by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulations Section 1.401(a)(9)-9, using the Member’s age as of the Member’s birthday in the Distribution Calendar Year; or

(ii)	If the Member’s sole Designated Beneficiary for the Distribution Calendar Year is the Member’s spouse, the quotient obtained by dividing the RMD Account Balance by the number in the Joint and Last Survivor Table set forth in Treasury Regulations Section 1.401(a)(9)-9, using the Member’s and the spouse’s attained ages as of the Member’s and spouse’s birthdays in the Distribution Calendar Year.

F.	Lifetime Required Minimum Distributions Continue Through Year of Member’s Death. Required minimum distributions will be determined under this subsection F. beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Member’s date of death.

G.	Death On or After Date Distributions Begin.

(i)	Member Survived by Designated Beneficiary. If the Member dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the RMD Account Balance by the longer of the remaining Life Expectancy of the Member or the remaining Life Expectancy of the Member’s Designated Beneficiary, determined as follows:

1.	The Member’s remaining Life Expectancy is calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

2.	If the Member’s surviving spouse is the Member’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Member’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

3.	If the Member’s surviving spouse is not the Member’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Member’s death, reduced by one for each subsequent year.

(ii)	No Designated Beneficiary. If the Member dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Member’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the RMD Account Balance by the Member’s remaining Life Expectancy calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

H.	Death Before Date Distributions Begin.

(i)	Member Survived by Designated Beneficiary. Except as provided herein, if the Member dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the Member’s Account Balance by the remaining Life Expectancy of the Member’s Designated Beneficiary, determined as provided in subsection G.

(ii)	No Designated Beneficiary. If the Member dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Member’s death, distribution of the Member’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(iii)	Death of Surviving Spouse Before Distributions to Surviving Spouse are Required to Begin. If the Member dies before the date distributions begin, the Member’s surviving spouse is the Member’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 5.05C.(ii) of the Plan, this Section will apply as if the surviving spouse were the Member.

I.	General Rules.

(i)	Precedence. The requirements of this Section 5.05 will supersede any contrary provisions of the Plan.

(ii)	Requirements of Treasury Regulations Incorporated. All distributions required under this Section 5.05 will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).

(iii)	TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section 5.05, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate to TEFRA Section 242(b)(2).

(iv)	If a Member’s benefit is to be distributed over (1) a period not extending beyond the life expectancy of the Member or the joint life and last survivor expectancy of the Member and the Member’s Beneficiary, or (2) a period not extending beyond the life expectancy of the Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first Distribution Calendar Year, must at least equal the quotient obtained by dividing the Member’s Account balance as of the last Valuation Date preceding the Distribution Calendar Year by the applicable life expectancy.

(v)	The amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year, shall not be less than the quotient obtained by dividing the Member’s Account balance as of the last Valuation Date preceding the Distribution Calendar Year by the lesser of (1) the applicable life expectancy, or (2) if the Member’s spouse is not the Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of proposed Treasury Regulations. Distributions after the death of the Member shall be distributed using the applicable life expectancy in subsection G above as the relevant divisor without regard to Proposed Regulations Section 1.401(a)(9)-2.

(vi)	The minimum distribution required for the Member’s first Distribution Calendar Year must be made on or before the Member’s Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Member’s Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.

(vii)	The Committee may compute the minimum distribution for a calendar year subsequent to the first calendar year for which the Plan requires a minimum distribution by redetermining the applicable life expectancy. However, the Committee may not redetermine the joint life and last survivor expectancy of the Member and a nonspouse Beneficiary in a manner that takes into account any adjustment to a life expectancy other than the Member’s life expectancy. The Committee shall use the life expectancy multiples under Treasury Regulations Section 1.72-9 for purposes of applying this Section.

Section 5.06 PRIOR MANDATORY DISTRIBUTION RULES. Notwithstanding Section 5.05 above, for required minimum distributions prior to January 1, 2003, the following rules shall apply:

A.

For a Member who attains age 70 1/2 the value of all Plan Shares credited to a Member’s Account will be distributed to him as provided in Section 5.04 on or before April l of the calendar year following the later of (i) the calendar year in which he attains age 70 1/2 or (ii) the calendar year in which his employment with a Controlled Group Member terminates.

B.	At the Member’s election, the distribution of benefits upon the date specified in subsection A. above may be made in substantially equal annual, or more frequent, cash installments over a period certain which does not extend beyond the life expectancy or joint life expectancies of the Member and his Beneficiary, in accordance with this subsection B:

(i)	If the Member dies prior to the commencement of distributions from his Account, the life expectancy of the Member’s Beneficiary.

(ii)

The amount to be distributed for each calendar year for which a minimum distribution is required shall be at least an amount equal to the quotient obtained by dividing the Member’s interest in his Account by the life expectancy of the Member or Beneficiary or the joint life and last survivor expectancy of the Member and his Beneficiary, whichever is applicable. The amount to be distributed for each calendar year shall not be less than an amount equal to the quotient obtained by dividing the Member’s interest in his Account by the lesser of (1) the applicable life expectancy, or (2) if a Member’s Beneficiary is not his spouse, the applicable divisor determined under Section 1.401(a)(9)-2, Q&A 4 of the Proposed Treasury Regulations, or any successor regulations of similar import. Distributions after the death of the Member will be made using the applicable life expectancy under (i) above, without regard to Section 1.401(a)(9)-2 of such regulations. For purposes of this Section 5.06B. life expectancy and joint life and last survivor expectancy shall be computed by use of the expected return multiples in Table V and VI of Section 1.72-9 of the Treasury Regulations.

(iii)	For purposes of this Section 5.06B. the life expectancy of a Member or a Beneficiary who is the Member’s surviving spouse shall be recalculated annually unless the Member or the Member’s spouse irrevocably elects otherwise prior to the time distributions are required to begin. If not recalculated in accordance with the foregoing, life expectancy shall be calculated using the attained age of the Member or Beneficiary, whichever is applicable, as of such individual’s birth date in the first year for which a minimum distribution is required reduced by one for each elapsed calendar year since the date life expectancy was first calculated.

(iv)	If the Member dies after distribution of his benefits has begun, distributions to the Member’s Beneficiary shall be made at least as rapidly as under the method of distribution being used as of the date of the Member’s death.

(v)	A Member’s interest in his Account for purposes of this Section 5.06B. shall be determined as of the last valuation date in the calendar year immediately preceding the calendar year for which a minimum distribution is required, increased by the amount of any contributions allocated to, and decreased by any distributions from, such Account after the valuation date. Any distribution for the first year for which a minimum distribution is required made after the close of such year shall be treated as if made prior to the close of such year.

(vi)	With respect to distributions under the Plan made in calendar years beginning on or after January 1, 2002 and before January 1, 2003, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the regulations under Code Section 401(a)(9) that were proposed in January 1, 2001, notwithstanding any provision of the Plan to the contrary.

Section 5.07 DESIGNATION OF BENEFICIARY. A Member may, from time to time, designate in writing a Beneficiary or Beneficiaries, contingently or successively, to whom the Trustee shall pay his Account in the event of his death. A Member’s Beneficiary designation shall not be valid unless the Member’s spouse consents (in accordance with the requirements of Code Section 417) to the Beneficiary designation. A Member’s Beneficiary designation does not require spousal consent if the Member’s spouse is the Member’s designated Beneficiary. The Committee shall prescribe the form for the written designation of Beneficiary and, upon the Member’s filing the form with the Committee, the Member shall effectively revoke all designations filed prior to that date by the same Member.

Section 5.08 FAILURE OF BENEFICIARY DESIGNATION. If a Member fails to name a Beneficiary in accordance with Section 5.07 of the Plan, or if the Beneficiary named by a Member predeceases him, then the Trustee shall pay the Member’s Account to (A) the Member’s surviving spouse, if living, and if not, (B) his then living children in equal shares, or if none are living, (C) his living parents in equal shares, or if neither is living, (D) to the Member’s estate.

If the Beneficiary survives the Member but dies before complete distribution of the Member’s Account, the remaining portion of the Member’s Account shall be paid in a lump sum to any contingent Beneficiaries named by the Member or, if there are none, to the legal representative of the estate of such deceased Beneficiary. The Company or the Plan Administrator shall direct the Trustee as to the method and to whom the Trustee shall make payment under this Section.

Section 5.09 FORM AND TIME OF DISTRIBUTION TO BENEFICIARY. Each distribution pursuant to Section 5.07 and 5.08 above will be made in a single-sum cash payment and/or Company Shares in the same manner as provided for Members in Sections 5.02 and 5.04 of the Plan and will be made as soon as practicable after all necessary documentation is received. Plan Shares in the Member’s Account will be valued as of the earliest practicable Valuation Date.

Section 5.10 SPECIAL RULES FOR TRANSFER ACCOUNTS. Notwithstanding any provision of this Article V to the contrary, with respect to any Member who has one or more Transfer Accounts consisting in whole or in part of Transfer Contributions which, by operation of relevant law and regulation (including, but not limited to, ERISA and the Code), must be distributed or made available under the same terms and conditions under which amounts held thereunder were previously held (prior to their becoming Transfer Contributions) to the extent that such terms and conditions must be preserved in order to comply with Code Section 411(d)(6), the Plan shall, upon the written request of the Member (in the case of optional forms of benefit), distribute or make available such Transfer Contributions at such times and in such manner as may be so required.

Section 5.11 DISTRIBUTIONS UNDER DOMESTIC RELATIONS ORDERS. Nothing contained in this Plan shall prevent the Trustee from complying with the provisions of a qualified domestic relations order (as defined in Code Section 414(p)). This Plan specifically permits distribution to an alternate payee under a qualified domestic relations order at any time, irrespective of whether the Member has attained his earliest retirement age (as defined under Code Section 414(p)) under the Plan. A distribution to an alternate payee prior to the Member’s attainment of the earliest retirement age is available only if the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize such an earlier distribution. Nothing in this Section gives a Member the right to receive a distribution at a time not permitted under the Plan, nor does this Section 5.10 give the alternate payee the right to receive a form of payment not permitted under the Plan.

The Committee shall establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Committee promptly shall notify the Member and any alternate payee named in the order, in writing, of the receipt of the order and the Plan’s procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Committee shall determine the qualified status of the order and shall notify the Member and each alternate payee, in writing, of its determination. The Committee shall provide notice under this paragraph by mailing to the individual’s address specified in the domestic relations order, or in a manner consistent with Labor Regulations.

If any portion of the Member’s nonforfeitable Account balance is payable during the period the Committee is making its determination of the qualified status of the domestic relations order, the Trustee shall segregate the amounts payable in a separate account and invest the segregated account solely in fixed income investments or maintain a separate bookkeeping account of said amounts. If the Committee determines the order is a qualified domestic relations order within 18 months of the first date on which payments were due under the terms of the order, the Trustee shall distribute the separate account in accordance with the order. If the Committee does not make its determination of the qualified status of the order within the above-described 18-month period, the Trustee shall distribute the segregated account in the manner the Plan would distribute it if the order did not exist, and shall apply the order prospectively if the Committee later determines the order is a qualified domestic relations order.

To the extent it is not inconsistent with the provisions of the qualified domestic relations order, the Trustee shall invest any partitioned amount in a segregated subaccount or separate account and invest the account in the money market investment option or in other fixed income investments. A segregated subaccount shall remain a part of the Trust, but it alone shall share in any income it earns, and it alone shall bear any expense or loss it incurs.

The Trustee shall make any payment or distributions required under this Section by separate benefit checks or other separate distribution to the alternate payee(s).

Section 5.12 RE-EMPLOYMENT OF MEMBER. If a Member whose employment has been terminated again becomes an Employee before receiving a full distribution of his Account balance, no distribution hereunder will be made or continued while he is an Employee, and amounts which would have been distributed to him on account of such termination will be held in the Trust Fund until he is again entitled to a distribution under the Plan.

Section 5.13 LOST MEMBER OR BENEFICIARY. The Account of a Member shall be forfeited if the Committee, after reasonable effort, is unable to locate the Member or his Beneficiary to whom payment is due. The amount of the forfeiture shall reduce the Employer’s Matching Contributions. However, any such forfeited Account will be reinstated and become payable if a claim is made by the Member or Beneficiary for such Account. The Committee may prescribe uniform and non-discriminatory rules for carrying out this provision.

Section 5.14 FACILITY OF PAYMENT. If any person entitled to receive any amount under the provisions of this Plan is determined to be incapable of receiving or disbursing the same by reason of minority, illness or infirmity, mental incompetency, or incapacity of any kind, the Administrative Committee may, in its discretion, direct the Trustee to take any one or more of the following actions:

A.	To apply such amount directly for the comfort, support and maintenance of such person;

B.	To reimburse any person for any such support theretofore supplied to the person entitled to receive any such payment;

C.	To pay such amount to any person selected by the Committee to disburse it for such comfort, support and maintenance, including without limitation, any relative who has undertaken, wholly or partially, the expense of such person’s comfort, care and maintenance, or any institution in whose care or custody the person entitled to the amount may be. The Committee may, in its discretion, deposit any amount due to a minor to his credit in any savings or commercial bank of the Committee’s choice.

Such payment will discharge the obligations of the Plan, the Trustee and the Company.

Section 5.15 NO DISTRIBUTION PRIOR TO SEVERANCE FROM EMPLOYMENT, DEATH OR DISABILITY. Except as provided below, Before-Tax Contributions, Catch-Up Contributions, Qualified Non-elective Contributions, Qualified Matching Contributions, and income allocable to each, are not distributable to a Member or his Beneficiary or Beneficiaries, in accordance with such Member’s or Beneficiary’s election, earlier than upon severance from employment, death or Disability.

Such amounts may also be distributed upon:

A.	Termination of the Plan without the establishment or maintenance of another defined contribution plan, as defined in the Code and applicable Treasury Regulations.

B.	The hardship of the Member, as described in Section 6.02 herein.

C.	The attainment by the Member of age 59 1/2, as described in Section 6.05 herein.

Section 5.16 WRITTEN INSTRUCTION NOT REQUIRED. Any elections made or distributions processed under this Article V may be accomplished through telephonic, electronic or similar instructions in accordance with the rules and procedures established by the Committee, to the extent they are consistent with the requirements of the Code, Treasury Regulations and ERISA. Notwithstanding the foregoing, however, except to the extent otherwise permitted in the Treasury Regulations, spousal consents and waivers, to the extent required, may only be granted in writing.

ARTICLE VI

WITHDRAWALS; DIRECT ROLLOVERS AND WITHHOLDING; LOANS

Section 6.01 GENERAL RULES. This Article provides the rules that apply to a Member’s request for a withdrawal from the Plan while the Member is employed by an Employer. A Member must first request a distribution under Section 5.01 prior to requesting a distribution under Section 6.02.

Section 6.02 HARDSHIP WITHDRAWALS. Subject to the restrictions set forth in Section 5.01 of the Plan, upon application, a Member may withdraw all or a portion of his Before-Tax Contributions, if the withdrawal is necessary due to the immediate and heavy financial need of the Member.

A.	Only distributions made pursuant to conditions arising under the following circumstances shall be conclusively considered to be made on account of immediate and heavy financial need:

(i)	Alleviating extraordinary financial hardship arising from deductible medical expenses (within the meaning of Code Section 213(d) determined without regard to whether the expenses exceed seven and one-half percent of adjusted gross income) previously incurred by the Member or his spouse, children or other dependents (as defined in Code Section 152, and for taxable years beginning on or after January 1, 2005, without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B)), or necessary for such persons to obtain such care;

(ii)	Purchasing real property (excluding mortgage payments) that is to serve as the principal residence of the Member;

(iii)	Expenditures necessary to prevent eviction from the Member’s principal residence or foreclosure of a mortgage on the same;

(iv)	Financing the tuition and related educational fees, including room and board for the next 12 months of post-secondary education for the Member, his spouse, his children or other dependents (as defined in Code Section 152, and for taxable years beginning on or after January 1, 2005, without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B);

(v)	For Plan Years beginning on and after January 1, 2006, payments for funeral or burial expenses for the Member’s deceased parent, spouse, child or dependent (as defined in Code Section 152 without regard to Code Section 152(d)(1)(B));

(vi)	For Plan Years beginning on and after January 1, 2006, expenses to repair damage to the Member’s principal residence that would qualify for a casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds ten percent of adjusted gross income); or

(vii)	Any other reason deemed to be an immediate and heavy financial need by the Secretary of the Treasury.

B.	A distribution will be considered to be necessary to satisfy an immediate and heavy financial need of the Member only if:

(i)	The Member has obtained all distributions other than hardship distributions, and all nontaxable loans, currently available under all plans maintained by the Employer (effective January 1, 2006, including all qualified and nonqualified plans of deferred compensation and a cash or deferred arrangement that is part of a cafeteria plan under Code Section 125 (but excluding mandatory employee contribution portions of a defined benefit plan or health and welfare plan) as well as the distribution of ESOP dividend under Code Section 404(k)), or by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need;

(ii)	All plans maintained by the Employer (effective January 1, 2006, including any stock option, stock purchase or similar plan or arrangement) provide that the Member’s Before-Tax Contributions or other Member contributions will be suspended for six months after the receipt of the hardship distribution for distributions received after December 31, 2001 (which this Plan hereby so provides);

(iii)	The distribution is not in excess of the amount necessary to satisfy the immediate and heavy financial need, including any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution; and

(iv)	The need cannot be satisfied through reimbursement, compensation by insurance, liquidation of the Member’s assets or the cessation of Before-Tax Contributions, After-Tax Contributions, Catch-up Contributions and/or other Member contributions.

C.	A Member making an application under this Section 6.03 shall have the burden of presenting to the Committee evidence of such need, and the Committee shall not permit withdrawal under this Section without first receiving such evidence. If a Member’s application for a hardship withdrawal is approved, the Trustee shall make payment of the approved amount of the hardship withdrawal to the Member.

Section 6.03 SPECIAL WITHDRAWAL RULES APPLICABLE TO ROLLOVER CONTRIBUTIONS. A Member who maintains a Rollover Account in the Plan may elect to make withdrawals from his Rollover Account. Any election to begin, change or cease withdrawals shall be made in accordance with procedures established by the Committee or in such other manner as permitted by the Committee. Payment of amounts so requested shall be made within an administratively reasonable period of time after the withdrawal has been requested. The Committee may establish other rules of uniform applicability regarding the timing of and procedures for such withdrawals.

Section 6.04 SPECIAL WITHDRAWAL RULES APPLICABLE TO TRANSFER ACCOUNTS. Notwithstanding any other Plan provision to the contrary, if the Internal Revenue

Service requires distribution to be made (or offered) with respect to any or all amounts held on behalf of a Member with respect to a predecessor or transferor plan, as a condition of preserving the tax-qualified status of this Plan or of said predecessor or transferor plan, or if a court of competent jurisdiction issues an order or decree in respect of the Plan or its fiduciaries which is determined under relevant federal law to be enforceable, and which compels the distribution of a Member’s Plan interest, the Committee will be entitled to direct the prompt distribution (or offer of distribution) of such amounts.

Section 6.05 WITHDRAWALS UPON ATTAINMENT OF AGE 59 1/2. A Member who has attained age 59 1/2 may elect to make withdrawals from the nonforfeitable portion of his Account in the Plan that is not subject to the restrictions set forth in Section 5.01 of the Plan. Any election to begin, change or cease withdrawals shall be made in accordance with procedures established by the Committee or in such other manner as permitted by the Committee. Payment of amounts so requested shall be made within an administratively reasonable period of time after the withdrawal has been requested. The Committee may establish other rules of uniform applicability regarding the timing of and procedures for such withdrawals.

Section 6.06 DIRECT ROLLOVER AND WITHHOLDING RULES.

A.	In General. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. The Plan Administrator may establish rules and procedures governing the processing of Direct Rollovers and limiting the amount or number of such Direct Rollovers in accordance with applicable Treasury Regulations. Distributions not transferred to an Eligible Retirement Plan in a Direct Rollover shall be subject to income tax withholding as provided under the Code and applicable state and local laws, if any.

B.	Definitions.

(i)	“Eligible Rollover Distribution” means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years of more; (b) any distribution to the extent such distribution is required under Code Section 401(a)(9); (c) any hardship distribution received on and after January 1, 2002 (limited to hardship amounts described in Code Sections 401(k)(2)(B)(i)(IV) or 403(b)(11)(B) received from January 1, 2000 to December 31, 2001); (d) any loan that is treated as a distribution under Code Section 72(p) and not excepted by Code Section 72(p)(2), or a loan that is a deemed distribution; and (e) any corrective distribution provided under Sections II.02, II.05, and II.08 of the Plan, if applicable.

Notwithstanding the foregoing, any portion of a distribution that consists of After-Tax Contributions which are not includible in gross income may be transferred only to an individual retirement account or annuity described in Code Sections 408(a) or 408(b) or a qualified trust described in Code Sections 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution which is not so includible.

(ii)	“Eligible Retirement Plan” means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), a qualified trust described in Code Section 401(a) and, effective January 1, 2002, an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, and which accepts the Distributee’s Eligible Rollover Distribution. This definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).

(iii)	“Distributee” means an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

(iv)	“Direct Rollover” means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

Section 6.07 LOANS TO MEMBERS. Loans may be granted to any Member under the Plan in accordance with applicable rules under the Code and ERISA, and the provisions of this Section.

A.	General Rules. The Committee shall establish the procedures a Member must follow to request a loan from his Account balance under the Plan. Loans shall be made available to all Members on a reasonably equivalent basis; provided, however, that loans will not be made available to former Members in any event.

B.	In no event will the total of any outstanding loan balances made to any Member, including any interest accrued thereon, when aggregated with corresponding loan balances of the Member under any other plans of the Employer or any Affiliate, exceed the lesser of (i) or (ii), below:

(i)	$50,000, reduced by the excess (if any) of the highest outstanding balance of such loans during the one-year period ending on the day before the date any such loan is made over the outstanding balance of such loans on the date any such loan is made; or

(ii)	One-half of the value of the vested portion of the Member’s Account. For purposes of this Section, the value of a Member’s Account shall be determined as of the Valuation Date coinciding with or next preceding the date on which a properly completed loan request is received by the Committee (or its delegate) or the Trustee, as applicable.

The minimum amount of any loan shall be $1,000.

C.	Source of Loans.

(i)	Accounts. A loan to a Member will be deducted from funds in his Account in the same order set forth in Section 5.01B. for in-service withdrawals, except that no funds attributable to Matching Contributions will be available as a source of loans.

(ii)	Investment Funds. A loan to a Member will be deducted prorata from his available balances in all Investment Funds.

D.	Term of Loan. The term of any loan shall be determined by mutual agreement between the Committee and the Member. Every Member who is granted a loan shall receive a statement of the charges and interest rates involved in each loan transaction and periodic statements reflecting the current loan balance and all transactions with respect to that loan to date. Except for loans used to acquire any dwelling unit which within a reasonable time (determined at the time the loan is made) is to be used as the principal residence of the Member, the term of any loan shall not exceed five years. The term of any loan which within a reasonable time (determined at the time the loan is made) is to be used as the principal residence of the Member shall not exceed ten years. All loans shall be amortized in level payments made not less frequently than quarterly over the term of the loan, or in accordance with other procedures established by the Employer or the Committee.

E.	Security. Each loan made hereunder shall be evidenced by a credit agreement with, or a note payable to the order of, the Trustee and shall be secured by adequate collateral. Notwithstanding the foregoing sentence, no more than one-half of the Member’s Account balance (determined as of the Valuation Date coinciding with or next preceding the date on which the loan is made) shall be used to secure any loan.

F.

Interest. Each Member loan shall be considered an investment of the Trust, and interest shall be charged thereon at a reasonable rate established by, or in accordance with procedures approved by, the Committee commensurate with the interest rates then being charged by persons in the business of lending money under similar circumstances. Member loans under this Section will be considered the directed investment of the Member requesting such loan, and interest paid on such loan will be allocated to the Account of the Member-borrower. Notwithstanding the foregoing sentence, if necessary, the Committee will reduce the interest rate of an outstanding Member loan to six percent during a period of qualified military leave as defined in Code Section 414(u)(5), to the extent required by the Soldiers’ and Sailors’ Civil Relief Act of 1940.

G.	Repayment Terms.

(i)	Generally. The terms and conditions of each loan shall be determined by mutual agreement between the Committee or Trustee and the Member. The Committee shall take all necessary actions to ensure that each loan is repaid on schedule by its maturity date, including requiring repayment of the loan by payroll deduction whenever possible. In the event a Member terminates employment or in the event a Member (or his Beneficiary or spouse) elects to receive a distribution from the Trust Fund at a time when there is an unpaid balance of a loan against such Member’s Account, the Trustee shall deduct the unpaid balance of the principal of such loan or any portion thereof, and any interest accrued to the date of such deduction, from any payment or distribution from the Trust Fund to which such Member or his Beneficiary or spouse may be entitled. If the amount of such payment or distribution is not sufficient to repay the outstanding balance of such loan and any interest accrued thereon, the Member (or his estate, if applicable) shall be liable for and continue to make payments on any balance still due from him. Loan repayments are deposited directly into the Member’s Account, first replacing any Before-Tax Contributions (and earnings thereon) that were included in the loan, then replacing any After-Tax Contributions (and earnings thereon) that were included in the loan. Repayments are allocated to the Investment Funds based upon the Member’s most recent Enrollment elections for future contributions.

(ii)	Suspension of Loan Payments During Qualified Military Leave. Loan payments shall be suspended during a period of “qualified military service,” as defined in Code Section 414(u)(5). The duration of such period of service shall not be taken into account in determining the maximum permissible term of the loan under Code Section 72(p) and the regulations promulgated thereunder. Following the Member’s timely reemployment after a period of qualified military service, loan payments shall resume at an amount no less than required by the terms of the original loan, and at a frequency such that the loan will be repaid in full during a period that is no longer than the “latest permissible term of the loan” (defined as latest date permitted under Code Section 72(p)(2)(B) plus the period of suspension due to such military service.)

(iii)

Suspension of Loan Payments During a Leave of Absence. The Committee, or its delegate, will suspend a Member’s loan payment obligation for up to the first 12 months of a Member’s unpaid leave of absence granted by the Employer. However, such a suspension cannot extend the total repayment period beyond the maximum five or ten-year period described in subsection D. above. Interest on the Member’s loan balance continues to accrue during any such period of suspension.

H.	Restrictions on Loans. The Plan may restrict the maximum number of loans that a Member may have outstanding.

I.	Nondiscrimination. Loans will not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees.

J.	Default. Failure to make a payment within 90 days of the date payment is due will generally constitute a default, unless loan procedures and applicable law do not so require. In the event the Member’s employment with an Employer terminates, all remaining principal payment and any outstanding interest payments, on the loan will be immediately due and payable. Upon default (or, to the extent prohibited by law or by the terms of the Plan until a distributable event occurs, upon such event) the Plan Administrator will deduct the total unpaid amount of the loan and any unpaid interest due on the loan from the Member’s Account. The Committee may establish additional rules and procedures for handling loan defaults, including, but not limited to, restrictions on future borrowing. The Committee is authorized (to the extent permitted by law) to take any and all actions necessary and appropriate to enforce collection of an unpaid loan.

K.	Procedure. The Committee will establish nondiscriminatory policies and procedures to administer Member loans.

L.	Repayment. Loan repayment shall be by payroll deduction except in such circumstances as the Committee shall determine, on a uniform and nondiscriminatory basis, to permit repayment by coupon.

ARTICLE VII

EMPLOYER ADMINISTRATIVE PROVISIONS

Section 7.01 ESTABLISHMENT OF TRUST. The Company shall execute a Trust agreement with one or more persons or parties who shall serve as the Trustee. The Trustee so selected shall serve as the Trustee until otherwise replaced or said Trust agreement is terminated. The Company may, from time to time, enter into such further agreements with the Trustee or other parties and make such amendments to said Trust agreement as it may deem necessary or desirable to carry out this Plan. Any and all rights or benefits which may accrue to a person under this Plan shall be subject to all the terms and provisions of the Trust agreement.

Section 7.02 INFORMATION TO COMMITTEE. Each Employer shall supply current information to the Committee as to the name, date of birth, date of employment, annual compensation, leaves of absence, and date of termination of employment of each Employee who is, or who will be eligible to become, a Member under the Plan, together with any other information that the Committee considers necessary. The Employer’s records as to the current information that the Employer furnishes to the Committee shall be conclusive as to all persons.

Section 7.03 NO LIABILITY. The Employer assumes no obligation or responsibility to any of its Employees, Members or Beneficiaries for any act of, or failure to act, on the part of any Committee or the Trustee.

Section 7.04 INDEMNITY OF COMMITTEE. Each Employer indemnifies and saves harmless the members of each Committee, and each of them individually, from and against any and all loss (including reasonable attorneys’ fees and costs of defense) resulting from liability to which a Committee, or the members of a Committee, may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in their official capacities in the administration of the Trust or this Plan or both, including all expenses reasonably incurred in their defense, in case the Employer fails to provide such defense. The indemnification provisions of this Section 7.04 shall not relieve any Committee member from any liability he may have under ERISA for breach of a fiduciary duty to the extent such indemnification is prohibited by ERISA. Furthermore, the Committee members and the Employer may execute a letter agreement further delineating the indemnification agreement of this Section 7.04, provided the letter agreement must be consistent with and shall not violate ERISA.

Section 7.05 INVESTMENT FUNDS. The Committee and the Trustee shall establish certain investment funds (the “Investment Funds”), rules governing the administration of the Investment Funds, and procedures for directing the investment of Member Accounts among the Investment Funds. The Trustee shall invest and reinvest the principal and income of each Account in the Trust Fund as required by ERISA and as directed by Members. The Committee and the Employer reserve the right to change the investment options available under the Plan and the rules governing investment designations at any time and from time to time.

Each Investment Fund shall be established by the Trustee at the direction or with the concurrence of the Committee. Investment Funds may, as so determined, consist of preferred and common stocks, bonds, debentures, negotiable instruments and evidences of indebtedness of every kind and form, or in securities and units of participation issued by companies registered under the

Investment Companies Act of 1940, master limited partnerships or real estate investment trusts, or in any common or collective fund established or maintained for the collective investment and reinvestment of assets of pension and profit sharing trusts which are exempt from federal income taxation under the Code, or any combination of the foregoing. The Trustee shall hold, manage, administer, invest, reinvest, account for and otherwise deal with the Trust Fund and each separate Investment Fund as provided in the Trust agreement.

A.	OMNOVA Stock Fund. The Trustee will maintain as a separate Investment Fund within the Trust the OMNOVA Stock Fund and as many additional separate Investment Funds, each with different investment objectives, as the Benefits Management Committee deems advisable and causes to be communicated to Members. Such Investment Funds and related investment objectives may be added or deleted as the Benefits Management Committee so determines. Each Investment Fund may be part of a fund with the same investment objectives maintained by the Trustee for the benefit of participants in other qualified plans maintained by the Company or an Employer or may be a separate fund maintained only for the benefit of Members of this Plan. Earnings or gains derived from the assets of any Investment Fund will be invested and reinvested in that Fund.

B.	Tier II Global Investment Account. In addition to the Investment Fund available under subsection A. above, a Member may also elect to establish a “Tier II Global Investment Account” as provided in this subsection B. pursuant to subparagraph (v) hereof. Assets held in a Member’s Tier II Global Investment Account cannot be invested in the Investment Funds.

(i)	A Member may establish a Tier II Global Investment Account by following procedures established by the Company and the Trustee. In opening such account, the Member must appoint an Investment Professional (as defined in paragraph B.(vi) hereof) for his Tier II Global Investment Account. If a Tier II Global Investment Account is established for a Member and the Member fails to appoint an Investment Professional, the Member cannot direct the investment of assets held in a Tier II Global Investment Account.

(ii)	The assets of a Tier II Global Investment Account may be invested and reinvested without distinction between principal and income and without regard to any limitation prescribed by law or custom in each and every kind of publicly traded security or publicly traded Treasury obligation including shares of common, preference and preferred stock, put and call options, rights, options, subscriptions, warrants, trust receipt, investment trust certificates, equipment or collateral trust certificates or other corporate, individual or government obligations, whether secured or unsecured, bonds, notes, debentures, or commodities;

(iii)	A Member shall have the power, either directly, or through his appointed Investment Professional, to:

1.	Exercise, personally or by general or limited proxy, the right to vote any shares of stock or other securities held in his accounts; to delegate discretionary voting power to trustees of a voting trust for any period of time; and to exercise or sell, personally or by power of attorney, any conversion or subscription or other rights appurtenant to any securities or other property held in his accounts;

2.	Continue to hold any property of his accounts whether or not productive of income; to reserve from investment and keep unproductive of income, without liability for interest, such cash as the account holder or Investment Professional deems advisable or, in his discretion, to hold the same, without limitation on duration, on deposit in the commercial department or in an interest-bearing account in the savings department of any bank, trust company, or savings and loan institution (including the Trustee where applicable in its capacity as a banking corporation) in which deposits are guaranteed by the Federal Deposit Insurance Corporation or the Federal Saving and Loan Insurance Corporation; and

3.	Commingle the assets of his accounts with the assets of the accounts of other accountholders for the purpose of making any investment; provided that the records of the Trustee shall at all time show the respective interests of each accountholder’s accounts in any such commingled investment.

(iv)	A Member shall not have the power, either directly, or through his appointed Investment Professional, to:

1.	Invest his accounts in real estate;

2.	Become a general partner in any partnership;

3.	Invest his accounts in collectibles, including any work of art, any rug or antique, any metal or gem any stamp or coin, any alcoholic beverage or any other tangible personal property specified as a collectible by the Secretary of the Treasury;

4.	Purchase securities or commodities on margin;

5.	Enter into uncovered call options on securities;

6.	Invest his accounts in commodities futures or commodities futures options; and

7.	Invest his accounts in any other investment which could cause the Plan and/or Trust to be liable beyond the dollar amount actually directed by such accountholder to be invested in the proposed investment.

If all or a portion of a Member’s Tier II Global Investment Account (including future contributions and loan repayments being made to his Tier II Global Investment Account) remains undirected, such undirected portion shall be invested in a money market account as the Member shall select. Directions as to the investment of Tier II Global Investment Account may be made or changed at any time.

(v)	Investment of assets credited to a Member’s Tier II Global Investment Account (including sales of any such assets) shall be accomplished as follows:

1.	The Investment Professional appointed for such account shall have the exclusive right to direct the investment of the assets of such account in the assets described in paragraph B.(ii) hereof.

2.	The Member shall not be permitted to direct the Trustee to purchase or sell any assets through his Tier II Global Investment Account. All such purchases or sales are required to be made by an Investment Professional pursuant to paragraph 1. above.

(vi)	Each Member shall appoint:

1.	A bank, as defined in the Investment Advisers Act of 1940;

2.	A person registered as an investment adviser under said Act;

3.	An insurance company qualified to perform investment advisory services under the laws of more than one state; or

4.	An investment broker;

to act as the Investment Professional for all or such portion of his Tier II Global Investment Account. In the event an Investment Professional is appointed to manage only a portion of the self-directed investments held on Member’s behalf, such portion shall be segregated from the other self-directed investments held on behalf of the Member and credited to a separate Tier II Global Investment Account. In order to serve as Investment Manager, any such bank, person or insurance company must state in writing to the Member and the Trustee that it meets the requirements set forth in this Section to be an Investment Manager and that it acknowledges that it shall be a fiduciary with respect to this Trust and plan during all periods that it shall have the powers specified in subparagraph B.(v)1. hereof with respect to the management, acquisition or disposition of any assets of such Tier II Global Investment Account and the Member shall have no powers, duties or obligations with respect to the investment, management, acquisition or disposition of such assets. The Member may, at any time, remove any Investment Professional or change the portion of the self-direction investments held on his behalf which are subject to its management by written notice to the Trustee and the

Investment Professional. Any Investment Professional may resign by written notice to the Member and the Trustee. At any time that an Investment Professional has resigned or been removed, the powers, duties and obligations otherwise delegated to an Investment Professional hereunder with respect to the Tier II Global Investment Account shall be automatically assumed by the Trustee, which shall exercise independent fiduciary discretion, until the Member appoints a new Investment Professional.

(vii)	All income from investment and reinvestment made as provided in this subsection B. shall be treated as principal, and investments and reinvestments shall be made without distinction between income and principal.

(viii)	In no case shall the Investment Professionals, accountholders or Trustee enter into or engage in any transaction which is defined as a prohibited transaction by Section 406 of ERISA, except to the extent any such transaction is permitted under another provision of ERISA or under a valid regulation or exemption promulgated by a responsible agency of the Federal government.

Section 7.06 TEMPORARY INVESTMENT. In accordance with applicable investment objectives, guidelines and policies, the Trustee temporarily may make short-term investments in obligations issued or guaranteed by the United States Government, commercial paper, an interim investment fund for tax qualified employee benefit plans established by the Trustee unless otherwise provided by applicable law, or other investments of a short-term nature and may hold some portion of each Investment Fund in cash.

Section 7.07 INVESTMENT MANAGERS. All contributions to the Trust Fund and each Investment Fund and earnings thereon will be invested (a) by the Trustee alone or (b) pursuant to the instructions of an Investment Manager. The Company may enter into, or direct the Trustee to enter into, a written agreement with one or more Investment Managers designated by the Benefits Management Committee to manage the investments of one or more of the Investment Funds. The Benefits Management Committee may remove any such Investment Manager or any successor Investment Manager, or direct the Trustee to do so, and any such Investment Manager may resign, upon giving appropriate written notice thereof. Upon removal or resignation of an Investment Manager, the Benefits Management Committee may appoint a successor Investment Manager.

Section 7.08 COMPANY STOCK FUND. Following is a description of the OMNOVA Stock Fund.

A.

Investment: Effective as of October 1, 2005, the OMNOVA Stock Fund is closed to new Member contributions, but may receive Company Matching Contributions. Contributions to the OMNOVA Fund will be invested in Shares of OMNOVA Solutions Inc. which may be purchased in the open market or from OMNOVA Solutions Inc. at their fair market value on the date of purchase. A portion of the

OMNOVA Stock Fund may be held in cash or other short-term investments as provided in Section 7.06 of the Plan.

Company Matching Contributions to the OMNOVA Stock Fund will be invested in Shares of OMNOVA Solutions Inc. which may be purchased in the open market or from OMNOVA Solutions Inc. at their fair market value on the date of purchase. A portion of the OMNOVA Stock Fund may be held in cash or other short-term investments as provided in Section 7.06 of the Plan.

B.	Objective: The primary objective of the OMNOVA Stock Fund will be to encourage Members to become shareholders of OMNOVA Solutions Inc. and align their interests as shareholders and employees of OMNOVA Solutions Inc.

ARTICLE VIII

MEMBER ADMINISTRATIVE PROVISIONS

Section 8.01 PERSONAL DATA TO COMMITTEE. Each Member and each Beneficiary of a deceased Member must furnish to the Committee such evidence, data or information as the Committee considers necessary or desirable for the purpose of administering the Plan. The provisions of this Plan are effective for the benefit of each Member upon the condition precedent that each Member will furnish promptly full, true and complete evidence, data and information when requested by the Committee, provided the Committee shall advise each Member of the effect of his failure to comply with its request.

Section 8.02 ADDRESS FOR NOTIFICATION. Each Member and each Beneficiary of a deceased Member shall file with the Committee, from time to time, in writing, or otherwise notify the Committee (in accordance with its rules and procedures) of, his post office address and any change of post office address. Any communication, statement or notice addressed to a Member, or Beneficiary, at his last post office address filed with the Committee, or as shown on the records of the Employer, shall bind the Member, or Beneficiary, for all purposes of this Plan.

Section 8.03 ASSIGNMENT OR ALIENATION. Subject to Code Section 414(p) relating to qualified domestic relations orders, neither a Member nor a Beneficiary shall anticipate, assign or alienate (either at law or in equity) any benefit provided under the Plan, and the Trustee shall not recognize any such anticipation, assignment or alienation. Furthermore, a benefit under the Plan is not subject to attachment, garnishment, levy, execution or other legal or equitable process.

Section 8.04 NOTICE OF CHANGE IN TERMS. The Employer, within the time prescribed by ERISA and the applicable regulations, shall furnish all Members and Beneficiaries a summary description of any material amendment to the Plan or notice of discontinuance of the Plan and all other information required by ERISA to be furnished without charge.

Section 8.05 MEMBER DIRECTION OF INVESTMENT. The Committee and the Trustee shall establish rules governing the administration of Investment Funds and procedures for Member direction of investment, including rules governing the timing, frequency and manner of making investment elections. The Committee and the Employer reserve the right to change the investment options available under the Plan and rules governing investment designations from time to time. Nothing in this or any other provision of the Plan shall require the Trustee, the Employer or the Committee to implement Member investment directions or changes in such directions, or to establish any procedures, other than on an administratively practicable basis, as determined by the Employer in its discretion.

Each Member shall, in accordance with procedures established by the Committee and the Trustee, direct that his Account and contributions thereto be invested and reinvested in any one or more of the Investment Funds. The investment of any such monies shall be subject to such restrictions as the Committee may determine, in its sole discretion, to be advisable or necessary under the circumstances. Moreover, in accordance with procedures established by the Trustee and agreed to by the Committee, Members may, when administratively practicable, be permitted to change their current and prospective investment designations through telephone, “on-line” or similar instructions to the Trustee or its authorized agent on a frequency established under such procedures, as in effect from time to time.

The exercise of investment direction by a Member will not cause the Member to be a fiduciary solely by reason of such exercise, and neither the Trustee nor any other fiduciary of this Plan will be liable for any loss or any breach that results from the exercise of investment direction by the Member. The investment designation procedures established under the Plan shall be and are intended to be in compliance with the requirements of ERISA Section 404(c) and the regulations thereunder. Notwithstanding the foregoing, to the extent that a Member or Beneficiary is entitled to direct the Trustee as to the investment of all or a portion of his Account among the investment funds available under the Plan, the Member or Beneficiary shall be acting as a “named fiduciary” within the meaning of ERISA Section 403(a)(1); provided that, if by reason of the Member’s or Beneficiary’s exercise of independent control over the assets in his Account, a particular transaction satisfies the requirements for relief under ERISA Section 404(c), the Member or Beneficiary shall not be deemed a fiduciary, named or otherwise, with respect to such transaction and no other person who is otherwise a fiduciary shall be liable for any loss, or by reason of any breach, that results from the Member’s or Beneficiary’s exercise of independent control pursuant to such transaction.

Notwithstanding any provision to the contrary, the Committee and the Trustee may, in their sole discretion and where the terms of any relevant investment contracts, regulated investment companies or pooled or group trusts so require, impose special terms, conditions and restrictions upon a Member’s right to direct the investment in, or transfer into or out of, such contracts, companies or trusts, or the timing or terms applicable to such transaction.

Section 8.06 DIRECTION OF CERTAIN ACCOUNTS.

A.	Employee Contributions Account. Upon Enrollment pursuant to Section 2.01 of the Plan, each Member will elect to have his Contributions, if any, invested in one or more of the Investment Funds in whole-percentage increments totaling 100%.

B.	Other Employee Contributions. A Member’s Supplemental Make-up Contributions will be invested in one or more Investment Funds in accordance with the investment option specified in respect of his After-Tax Contributions in his Enrollment then in effect or, if none, in an Enrollment filed at the time he makes the Supplemental Make-up Contributions. A Member’s Rollover Contributions will be invested in one or more Investment Funds in accordance with the investment option specified in respect of his Before-Tax Contributions in either his Enrollment then in effect, or if none, then by written notice.

C.

Matching Contributions Account. All Matching Contributions made for the benefit of a Member will be invested only in the OMNOVA Stock Fund and may not be transferred to another Investment Fund. Notwithstanding the foregoing, effective January 1, 2005, a Member who has attained age 55 may transfer all or any part of his interest in any Matching Contributions from the OMNOVA Stock Fund to one or more different Investment Funds, and effective October 1, 2005, any Member may transfer all or any part of his interest in any Matching Contributions from the OMNOVA Stock Fund to one or more different Investment Funds.

Section 8.07 CHANGE OF INVESTMENT DESIGNATIONS. Each Member who is entitled to direct the investment of additional contributions to be allocated to his Account in accordance with Section 8.05 hereof may select how such additional contributions are to be invested. Such investment directions shall be made in accordance with applicable rules or procedures established by the Trustee and the Committee.

Each Member may prospectively re-elect how those amounts then held in his Account are to be reinvested in the various Investment Funds until otherwise changed or modified. Such investment directions shall be made in accordance with applicable rules or procedures established by the Trustee and the Committee.

Notwithstanding the foregoing to the contrary, the Committee may, in its sole discretion and where the terms of any relevant investment contract, regulated investment companies or pooled or group trusts so require, or where ERISA fiduciary obligations and considerations so merit, impose special terms, conditions and restrictions upon a Member’s right to direct the investment in, or transfer into or out of, such contracts, companies or trusts, or the timing or terms applicable to such transaction.

A Member may transfer all or any part of his interest in one or more Investment Funds to different Investment Funds by completing an Enrollment Change directing such transfer or transfers in whole dollar amounts; provided that a Member may not transfer from the OMNOVA Stock Fund his interest in any Matching Contributions. Notwithstanding the foregoing, effective January 1, 2005, a Member who has attained age 55 may transfer all or any part of his interest in any Matching Contributions from the OMNOVA Stock Fund to one or more different Investment Funds, and effective October 1, 2005, any Member may transfer all or any part of his interest in any Matching Contributions from the OMNOVA Stock Fund to one or more different Investment Funds. If a transfer request is executed prior to 4:00 p.m. E.S.T. on a Valuation Date, the transfer(s) will be made based upon the Plan Share values in the Investment Funds as of the Trustee’s close of business on that Valuation Date. If a transfer request is executed at any other time (i.e., after 4:00 p.m. E.S.T. on a Valuation Date or at any time on any non-Valuation Date), the transfer(s) will be made based upon the Plan Share values in the Investment Funds as of the Trustee’s close of business on the next following Valuation Date. Notwithstanding the preceding, if a transfer request involves one or more Investment Funds for which the Trustee is unable to determine the total fair market value of assets held in such Fund or Funds as of the otherwise applicable Valuation Date, such transfer request will be held in suspense and made based upon the Plan Share values in the Investment Funds as of the Trustee’s close of business on the next following Valuation Date on which the Trustee is able to determine the total fair market value of all Funds involved in such transfer request.

The amount transferred from an Investment Fund pursuant to this Section 8.07 will be the cash value of the Member’s Plan Shares transferred from such Investment Fund as of the applicable Valuation Date, and the Member’s Account will be reduced by such amount and then credited with the number of Plan Shares in the Investment Fund to which transfer is made, determined by dividing such amount by the value of Plan Shares in the Investment Fund to which the transfer is made as of the applicable Valuation Date.

Section 8.08 VOTING AND TENDERING OF COMPANY SHARES.

A.	Voting. Each Member (or if he has died, his Beneficiary) shall have the right and shall be afforded the opportunity to instruct the Trustee how to vote at any meeting of the Company’s shareholders those Company Shares which are held in the OMNOVA Stock Fund and are allocated or allocable to his Account. Instructions by a Member to the Trustee shall be in such form and pursuant to such regulations as the Administrative Committee may prescribe and any such instructions to the Trustee shall remain in the strict confidence of the Trustee. If the Trustee does not receive instructions from a Member regarding the voting of Company Shares allocated or allocable to his Account, the Trustee shall vote such Company Shares and any additional Company Shares not allocated or allocable to Member Accounts as directed by the Benefits Management Committee. The preceding sentence notwithstanding, the Trustee will not vote such Company Shares to elect Directors if a person other than the Company’s Directors or officers has solicited shareholder proxies for election of Directors.

B.	Tenders and Exchanges. Each Member (or if he has died, his Beneficiary) shall have the right and shall be afforded the opportunity to instruct the Trustee in writing as to the manner in which to respond to each tender or exchange offer for any or all Company Shares which are held in the OMNOVA Stock Fund and are allocated or allocable to his Account. The Company shall notify each Member (or Beneficiary) and utilize its best efforts to timely distribute or cause to be distributed to him such information as will be distributed to shareholders of the Company in connection with any such tender or exchange offer. Upon its receipt of such instructions, the Trustee shall tender or exchange such Company Shares as and to the extent so instructed. If the Trustee does not receive instructions from a Member (or Beneficiary) regarding any such tender or exchange offer for Company Shares, such Member (or Beneficiary) will be deemed to have instructed the Trustee not to tender or exchange, and the Trustee shall not tender or exchange, such Company Shares. Company Shares which are not allocated or allocable to Member Accounts shall be tendered or exchanged as directed by the Benefits Management Committee. All amounts received in exchange for Company Shares will be credited to the Member’s Account and allocated to the OMNOVA Stock Fund.

C.

Each Member (or if he has died, his Beneficiary) who gives (or is deemed to have given) any instruction to the Trustee to vote, tender or exchange any Company Shares pursuant to Sections 8.08A. or B. above will be deemed a named fiduciary (as defined in ERISA) for such purposes and each such instruction will be deemed a proper direction (as defined in ERISA) to the Trustee, binding on both the Member (and his Beneficiary) and the Trustee. Other provisions hereof notwithstanding, the Benefits Management Committee may designate and delegate to an Investment Manager (rather than the Trustee) the duty and power to receive instructions from Members under Sections 8.08A. or B. above and to direct the Trustee to vote, tender or exchange Company Shares in accordance with such instructions.

Section 8.09 LITIGATION AGAINST THE TRUST. If any legal action filed against the Trustee, the Employer as Plan Administrator, or any Committee, or against any member or members of any Committee, by or on behalf of any Member or Beneficiary, results adversely to the Member or to the Beneficiary, the Trustee shall reimburse itself, the Employer or any Committee, or any member or members of any Committee, all costs and fees expended by it or them by surcharging all costs and fees against the sums payable under the Plan to the Member or to the Beneficiary, but only to the extent a court of competent jurisdiction specifically authorizes and directs any such surcharges and only to the extent Code Section 401(a)(13) does not prohibit any such surcharges.

Section 8.10 INFORMATION AVAILABLE. Any Member in the Plan or any Beneficiary may examine copies of the Plan, the Trust, the Plan description, the latest annual report, any bargaining agreement, contract or any other instrument under which the Plan was established or is operated. The Company will maintain all of the items listed in this Section 8.10 in its offices, or in such other place or places as it may designate from time to time in order to comply with the regulations issued under ERISA, for examination during reasonable business hours. Upon the written request of a Member or Beneficiary, the Employer shall furnish him with a copy of any item listed in this Section 8.10. The Employer may make a reasonable charge to the requesting person for the copy so furnished.

Section 8.11 APPEAL PROCEDURE FOR DENIAL OF BENEFITS. The Employer shall provide adequate notice in writing to any Member or to any Beneficiary (the “Claimant”) whose claim for benefits under the Plan has been denied. The Employer’s notice to the Claimant shall set forth:

A.	The specific reason for the denial;

B.	Specific references to pertinent Plan provisions on which the denial is based;

C.	A description of any additional material and information needed for the Claimant to perfect his claim and an explanation of why the material or information is needed;

D.	That any appeal the Claimant wishes to make of the adverse determination must be in writing to the Committee within 60 days after receipt of the notice of denial of benefits. The notice must further advise the Claimant that his failure to appeal the action to the Committee in writing within the 60-day period will render the determination final, binding and conclusive; and

E.	An explanation that, if an adverse determination is made on review, the Claimant has the right to bring civil action under ERISA Section 502(a).

If the Claimant appeals to the Committee, he, or his duly authorized representative, may submit, in writing, whatever issues and comments he, or his duly authorized representative, feels are pertinent. The Claimant, or his duly authorized representative shall be provided, upon request and free of charge, reasonable access to and copies of all documents and other information relevant to the Claimant’s claim for benefits. The Committee shall re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Committee shall advise the Claimant of its decision within 60 days of the Claimant’s written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the 60-day limit unfeasible, but in no event shall the Committee render a decision respecting a denial for a claim for benefits later than 120 days after its receipt of a request for review.

The Employer’s notice of denial of benefits shall identify the name of each member of the Committee and the name and address of the Committee member to whom the Claimant may forward his appeal.

Section 8.12 CLAIMS INVOLVING BENEFITS RELATED TO DISABILITY. Notwithstanding the provisions of Section 8.11 of the Plan, the Committee shall comply with and follow the applicable Department of Labor Regulations for claims involving a determination of Disability or benefits related to Disability, including, but not limited to:

A.	The Committee shall advise a Claimant of the Plan’s adverse benefit determination within a reasonable period of time, but not later than 45 days after receipt of the claim by the Plan. If the Committee determines that due to matters beyond control of the Plan, such decision cannot be reached within 45 days, an additional 30 days may be provided and the Committee shall notify the Claimant of the extension prior to the end of the original 45-day period. The 30-day extension may be extended for a second 30-day period, if before the end of the original extension, the Committee determines that due to circumstances beyond the control of the Plan, a decision cannot be rendered within the extension period.

B.	Claimants shall be provided at least 180 days following receipt of benefit denial in which to appeal such adverse determination.

C.	The Committee shall review the Claimant’s appeal and notify the Claimant of its determination within a reasonable period of time, but not later than 45 days after receipt of the Claimant’s request for review. Should the Committee determine that special circumstances (such as the need to hold a hearing) require an extension of time for processing the appeal, the Committee shall notify the Claimant of the extension before the end of the initial 45 day period. Such an extension, if required, shall not exceed 45 days.

Section 8.13 USE OF ALTERNATIVE MEDIA. The Committee (or, in the absence of a Committee, the Plan Administrator) may include in any process or procedure for administering the Plan, the use of alternative media, including, but not limited to, telephonic, facsimile, computer or other such electronic means as available. Use of such alternative media shall be deemed to satisfy any Plan provision requiring a “written” document or an instrument to be signed “in writing” to the extent permissible under the Code, ERISA and applicable regulations, including Treasury Regulations Section 1.401(a)-21.

ARTICLE IX

ADMINISTRATION OF THE PLAN

Section 9.01 ALLOCATION OF RESPONSIBILITY AMONG FIDUCIARIES FOR PLAN AND TRUST ADMINISTRATION. The fiduciaries shall have only those powers, duties, responsibilities and obligations as are specifically given to them under this Plan and the Trust. The Employer shall have the sole responsibility for making the contributions provided for under Article III. The Company shall have the sole authority to appoint and remove members of the Committee(s), and to amend or terminate, in whole or in part, this Plan or the Trust. The Company shall have the final responsibility for the administration of the Plan, which responsibility is specifically described in this Plan and the Trust, and shall be the “Plan Administrator” and the named fiduciary. The Committee(s) shall have the specific delegated powers and duties described in the further provisions of this Article IX and such further powers and duties as hereinafter may be delegated by the Employer. The Trustee shall have the sole responsibility for the administration of the Trust and the management of the assets held under the Trust, all as specifically provided in the Trust. Each fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of this Plan and the Trust, authorizing or providing for such direction, information or action. Furthermore, each fiduciary may rely upon any such direction, information or action of another fiduciary as being proper under this Plan and the Trust, and is not required under this Plan or the Trust to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the Trust that each fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust and shall not be responsible for any act or failure to act of another fiduciary. No fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

Section 9.02 APPOINTMENT OF COMMITTEE(S). One or more committees consisting of at least two or more persons shall be appointed by and serve at the pleasure of the Compensation and Corporate Governance Committee of the Board to assist in the administration of the Plan. In the event of any vacancies on any Committee, the remaining Committee member(s) then in office shall constitute the Committee and shall have full power to act and exercise all powers of the Committee as described in this Article IX. All usual and reasonable expenses of a Committee may be paid in whole or in part by the Employer, and any expenses not paid by the Employer shall be paid by the Trustee out of the principal or income of the Trust Fund. Any members of the Committee who are Employees shall not receive compensation with respect to their services for the Committee.

The Committees shall be as follows:

A.	Administrative Committee.

(i)	Responsibilities. The Administrative Committee will have general responsibility for interpreting and assuring uniform administration of the provisions of the Plan, except the Trust Agreement.

(ii)

Members. The members of the Administrative Committee will be the persons who serve the Company in the capacities of Senior Vice President and Chief Financial Officer, Senior Vice President, Human Resources,

Senior Vice President, Law and General Counsel, Director of Benefits, and Director of Compensation and such other or additional persons as the Administrative Committee may designate. Each person who is or becomes a member of the Administrative Committee will signify his acceptance by filing a written acceptance, and may resign by filing his written resignation, with the Secretary to the Administrative Committee.

(iii)	Chairman, Secretary and Records. The Administrative Committee will elect from its members a Chairman and a Secretary. The Secretary will keep a record of the Administrative Committee’s proceedings and documents pertaining to the Administrative Committee’s administration of the Plan.

(iv)	Meetings. The Administrative Committee shall hold meetings upon such notice, at such places and at times as it or the Secretary may determine.

(v)	Action. A majority of the Administrative Committee shall constitute a quorum for the transaction of business. All resolutions or other action taken by the Administrative Committee shall be by the vote of a majority of the members present at a meeting or without a meeting by an instrument signed by a majority of the members.

B.	Benefits Management Committee.

(i)	Responsibilities. The Benefits Management Committee will have the responsibilities related to maintaining relationships with the Trustee and Investment Managers and investment of the Trust Fund as set forth in Section 9.10E.(ii) of the Plan.

(ii)	Members. The members of the Benefits Management Committee will be the persons who serve the Company in the capacities of Chief Executive Officer, Senior Vice President and Chief Financial Officer, Senior Vice President, Human Resources, Senior Vice President, Law and General Counsel, and such other or additional persons as the Benefits Management Committee may designate. Each person who is or becomes a member of the Benefits Management Committee will signify his acceptance by filing a written acceptance, and may resign by filing his written resignation, with the Secretary to the Benefits Management Committee.

(iii)	Chairman, Secretary and Records. The Benefits Management Committee will elect from its members a Chairman and a Secretary. The Secretary will keep a record of the Benefits Management Committee’s proceedings and documents pertaining to the Benefits Management Committee’s administration of the Plan.

(iv)	Meetings. The Benefits Management Committee shall hold meetings upon such notice, at such place and at time as it or the Secretary may determine.

(v)

Action. A majority of the Benefits Management Committee shall constitute a quorum for the transaction of business. All resolutions or other action taken by the Benefits Management Committee shall be by the vote of a majority of the members present at a meeting or without a meeting by an instrument signed by a majority of the members.

Section 9.03 COMMITTEE PROCEDURES. The Committee(s) may act at a meeting or in writing without a meeting. The Committee(s) may elect one of its members as chairperson, appoint a secretary, who may or may not be a Committee member, and advise the Trustee of all relevant actions. The secretary shall keep a record of all meetings and forward all necessary communications to the Employer, or the Trustee, as appropriate and the Committee shall report its activities at least annually to the Compensation Committee of the Board. A Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee(s) shall be made by the vote of the majority then in office, including actions in writing taken without a meeting. A dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing delivered to the other Committee members, the Employer and the Trustee, shall not be responsible for any such action or failure to act.

Section 9.04 RECORDS AND REPORTS. The Employer (or the Committee if so designated by the Employer) shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to records of Member’s service, Account balances and the percentage of such Account balances that are nonforfeitable under the Plan, notifications to Members, registration with the Internal Revenue Service, and annual reports to the Department of Labor.

Section 9.05 OTHER COMMITTEE POWERS AND DUTIES. To the extent not otherwise assigned above, the Committee(s) shall have one or more of the following powers and duties:

A.	To determine the rights of eligibility of an Employee to participate in the Plan, the value of a Member’s Account, and the nonforfeitable percentage of each Member’s Account;

B.	To adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan, provided the rules are not inconsistent with the terms of this Plan and the Trust;

C.	To construe and enforce the terms of the Plan and the rules and regulations it adopts, including the discretionary authority to interpret the Plan documents, documents related to the Plan’s operation, and findings of fact;

D.	To direct the Trustee with respect to the crediting and distribution of the Trust;

E.	To review and render decisions respecting a claim for (or denial of a claim for) a benefit under the Plan;

F.	To furnish the Employer with information that the Employer may require for tax or other purposes;

G.	To engage the service of agents, counsel and such clerical and accounting services as it may deem advisable to assist it with the performance of its duties. All fiduciaries shall be entitled to rely upon the tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, or legal counsel appointed under the provisions of the Plan;

H.	To engage the services of an Investment Manager or Investment Managers (as defined in ERISA Section 3(38)), each of whom shall have full power and authority to manage, acquire or dispose (or direct the Trustee with respect to acquisition or disposition) of any Plan asset under its control; and

I.	As permitted by the Employee Plans Compliance Resolution System (“EPCRS”) issued by the Internal Revenue Service (“IRS”), as in effect from time to time, (i) to voluntarily correct any Plan qualification failure, including, but not limited to, failures involving Plan operation, impermissible discrimination in favor of Highly Compensated Employees, the specific terms of the Plan document, or demographic failures; (ii) implement any correction methodology permitted under EPCRS; and (iii) negotiate the terms of a compliance statement or a closing agreement proposed by the IRS with respect to correction of a plan qualification failure.

Section 9.06 RULES AND DECISIONS. A Committee may adopt such rules as it deems necessary, desirable or appropriate. All rules and decisions of any Committee shall be uniformly and consistently applied to all Members in similar circumstances. When making a determination or calculation, a Committee shall be entitled to rely upon information furnished by a Member or Beneficiary, the Employer, the legal counsel of the Employer, or the Trustee.

Section 9.07 APPLICATION AND FORMS FOR BENEFITS. The Committee may require a Member or Beneficiary to complete and file with the Committee and/or the Trustee an application for a benefit and all other forms approved by the Committee, and to furnish all pertinent information requested by the Committee and Trustee. The Committee and Trustee may rely upon all such information so furnished to it, including the Member’s or Beneficiary’s current mailing address.

Section 9.08 AUTHORIZATION OF BENEFIT PAYMENTS. The Committee shall issue directions to the Trustee concerning all benefits that are to be paid from the Trust Fund pursuant to the provisions of the Plan, or establish other procedures on which the Trustee may act, and warrants that all such directions are in accordance with this Plan.

Section 9.09 FUNDING POLICY. The Committee shall, from time to time, review all pertinent Employee information and Plan data in order to establish the funding policy of the Plan and to determine the appropriate methods of carrying out the Plan’s objectives. The Committee or its delegate shall communicate periodically, as it deems appropriate, to the Trustee and to any Plan Investment Manager, the Plan’s short-term and long-term financial needs so that investment policy can be coordinated with Plan financial requirements.

Section 9.10 FIDUCIARY DUTIES. In performing their duties, all fiduciaries with respect to the Plan shall act solely in the interest of the Members and their Beneficiaries, and:

A.	For the exclusive purpose of providing benefits to the Members and their Beneficiaries;

B.	With the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims;

C.	To the extent a fiduciary possesses and exercises investment responsibilities, by diversifying the investments of the Trust Fund so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

D.	In accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of Title I of ERISA.

E.	In addition to the above, the following fiduciary duties shall be assigned as follows:

(i)	Plan Interpretation. Except as otherwise provided by the terms of the Plan, the Administrative Committee shall have the exclusive right to interpret the Plan (except the Trust Agreement) and to decide any and all matters arising under the Plan or in connection with its administration, including, without limitation, Continuous Service, eligibility to participate in the Plan, and determining eligibility for and the amount of any benefit. The Company shall have no power to direct or modify any interpretation, determination, or decision of the Administrative Committee. The Administrative Committee may adopt rules for the administration of the Plan and the conduct of its business, which rules shall be consistent with the provisions of the Plan.

(ii)	Investment Administration. The Benefits Management Committee will have general responsibility for maintaining relationships with the Trustee and Investment Managers; selection and removal of the Trustee and Investment Managers; discontinuing, establishing or modifying Investment Funds and related investment objectives; establishing and reviewing general investment guidelines and policies; monitoring and evaluating the performance of the Trustee and Investment Managers; establishing and implementing policies and methods for funding the Plan consistent with the objectives of the Plan and the requirements of law; and informing the Trustee about projected short-term and long-term financial requirements and need for cash to make distribution.

F.

Members of the Administrative or Benefits Management Committee shall not be liable for the breach of fiduciary responsibility of another fiduciary unless (i) he knowingly participates in, or knowingly undertakes to conceal, an act or omission of such other fiduciary, knowing such act or omission is a breach; or (ii) he has enabled such other fiduciary to commit a breach; by his failure to discharge his duties solely in the interest of Members and Beneficiaries for the exclusive purpose of providing their benefits and defraying reasonable expenses of administering the

Plan not met by the Company; or (iii) he has knowledge of a breach by such other fiduciary and does not make reasonable efforts to remedy the breach; or (iv) if the Administrative Committee or Benefits Management Committee improperly allocates among its Members or delegates to others, or fails to properly review such allocation or delegation of fiduciary responsibilities.

Section 9.11 ALLOCATION OR DELEGATION OF DUTIES AND RESPONSIBILITIES. In furtherance of their duties and responsibilities under the Plan, the Board or a designated Committee may, subject always to the requirements of Section 9.10 above:

A.	Employ agents to carry out nonfiduciary responsibilities;

B.	Employ agents to carry out fiduciary responsibilities (other than trustee responsibilities as defined in ERISA Section 405(c)(3));

C.	Consult with counsel, who may be of counsel to the Company; and

D.	Provide for the allocation of fiduciary responsibilities (other than trustee responsibilities as defined in ERISA Section 405(c)(3)) between the members of the Board, in the case of the Board, and among the members of any Committee, in the case of any Committee.

Section 9.12 PROCEDURE FOR THE ALLOCATION OR DELEGATION OF FIDUCIARY DUTIES. Any action described in subsections B or D of Section 9.11 above may be taken by a Committee or the Board only in accordance with the following procedure:

A.	Such action shall be taken by a majority of the Committee or by the Board, as the case may be, in a resolution approved by a majority of such Committee or by a majority of the Board.

B.	The vote cast by each member of the Committee or the Board for or against the adoption of such resolution shall be recorded and made a part of the written record of the Committee’s or the Board’s proceedings.

C.	Any delegation of fiduciary responsibilities or any allocation of fiduciary responsibilities among members of the Committee or the Board may be modified or rescinded by the Committee or the Board according to the procedure set forth in subsections A and B of this Section 9.12.

Section 9.13 SEPARATE ACCOUNTING. The amounts in a Member’s After-Tax Account, Before-Tax Account, Catch-Up Account, Supplemental Account, Supplemental Make-up Account, and (if applicable) his Qualified Matching Contribution Account and Qualified Non-elective Contribution Account shall at all times be separately accounted for from each other Account including a Member’s Matching Account, Rollover Account, Transfer Account(s), and other contribution accounts, if any. Amounts credited to such subaccounts shall be allocated among the Member’s designated investments on a reasonable pro rata basis, in accordance with the valuation procedures of the Trustee and the Investment Funds. The Trustee and the Committee shall also establish uniform procedures which they may change from time to time, for the purpose of adjusting the subaccounts of a Member’s Account for withdrawals, loans, distributions and contributions. Gains, losses, withdrawals, distributions, forfeitures and other credits or charges may be separately allocated among such subaccounts on a reasonable and consistent basis in accordance with such procedures.

Section 9.14 VALUE OF MEMBER’S ACCOUNT. The value of each Member’s Account shall be based on its fair market value on the appropriate Valuation Date. A valuation shall occur at least once every Plan Year, and otherwise in accordance with the terms of the Trust and administratively practicable procedures approved by the Committee. Periodically, on a frequency determined by the Committee and the Trustee, the Member will receive a statement showing the transaction activity and value of his Account as of a date set forth in the statement. On any day which is not a Valuation Date, the fair market value of assets held in any Investment Fund, Plan Share values and Member’s Account balances shall be deemed for all purposes under the Plan to be the same as determined on the immediately preceding Valuation Date in accordance with this Article IX. If the amount of a distribution under the Plan cannot be made by the date herein specified for payment due to lack of necessary information, inability to locate a Member or Beneficiary or any other cause beyond the reasonable control of the Trustee or Company, payment thereof may be made as soon as practically possible, based on the value of Plan Shares as of the earliest practicable Valuation Date.

Section 9.15 INDIVIDUAL STATEMENT. As soon as practicable after the end of each Plan Year, but within the time prescribed by ERISA and the regulations under ERISA, and at such other times as determined by the Committee in its discretion, a Member shall be provided a statement reflecting the condition of the Member’s (or Beneficiary of a deceased Member) Account in the Trust as of that date and such other information ERISA requires be furnished to the Member or Beneficiary. No Member, except a member of an appropriate Committee and its designees, shall have the right to inspect the records reflecting the Account of any other Member.

Section 9.16 FEES AND EXPENSES FROM FUND. The Trustee shall receive reasonable compensation as may be agreed upon from time to time between the Employer and the Trustee. The Trustee shall pay all expenses reasonably incurred by it or by the Employer, a Committee, or other professional advisers or administrators in the administration of the Plan from the Trust Fund unless the Employer pays the expenses. The Committee shall not treat any fee or expense paid, directly or indirectly, by the Employer as an Employer contribution. No person who is receiving full pay from the Employer shall receive compensation for services from the Trust Fund. Brokerage commissions, transfer taxes, and other charges and expenses in connection with the purchase and sale of securities shall be charged to each Investment Fund and/or Member’s Account, as applicable. Fees related to investments subject to Member direction, and other fees resulting from or attributable to expenses incurred in relation to a Member or Beneficiary or his Account may be charged to his Account to the extent permitted under the Code and ERISA.

Notwithstanding the above, administrative costs including (i) fees charged to the Plan by the Trustee and by the Investment Managers, (ii) costs charged to the Plan by the Company or by third parties for legal services, accounting, recordkeeping (including required software), investment management, plan administration, education, and (iii) other direct expenses, shall be allocated among, and charged to, the various Investment Funds once each calendar quarter, based upon the aggregate account balances in such Funds. The Company and/or Employers will pay any other expenses incurred in administering the Plan, including expenses of the Benefits Management Committee and the Administrative Committee.

ARTICLE X

ADOPTION AND TERMINATION OF PLAN BY CONTROLLED GROUP MEMBERS

Section 10.01 PLAN ADOPTION PROCEDURE. Any Controlled Group Member may become an Employer under the Plan if (a) the Company first approves the adoption of the Plan by the Controlled Group Member and participation of the Controlled Group Member in the Plan as an Employer and the eligibility of all or some categories of the Employees of the Controlled Group Member to participate in the Plan as Members; (b) pursuant to resolution of its directors in a form satisfactory to the Company, the Controlled Group Member adopts the Plan, as amended, and delegates to the Company authority to (i) enter into the Trust Agreement and agreements with one or more Investment Managers, (ii) amend and/or terminate the Plan, Trust Agreement and/or agreements with Investment Managers, and (iii) administer the Plan in accordance with its terms; and (c) the Controlled Group Member agrees to be bound by any other terms and conditions which the Company may require and are consistent with the purposes of the Plan.

Section 10.02 EFFECT ON PLAN ADOPTION. A Controlled Group Member that adopts the Plan pursuant to this Article will be an Employer for all purposes hereunder. If the Company so authorizes, the Eligible Employees of a Controlled Group Member may receive credit under the Plan for their employment with the Controlled Group Member prior to the date it became a Controlled Group Member for purposes of determining vesting of the interests of such Employees in their Account; provided that such credit will be applied in a uniform and nondiscriminatory manner with respect to all such Eligible Employees.

Section 10.03 TERMINATION BY CONTROLLED GROUP MEMBER. Subject to the Company’s approval, an Employer may discontinue its participation in the Plan for any reason in respect of any or all of its categories of Eligible Employees and/or completely discontinue contributions hereunder by any or all categories of its Eligible Employees.

ARTICLE XI

TOP HEAVY RULES

Section 11.01 MINIMUM EMPLOYER CONTRIBUTION. If this Plan is Top Heavy, as defined below, in any Plan Year, the Plan guarantees a minimum allocation (subject to the provisions of this Article XI) of Matching Contributions and forfeitures of not less than the lesser of three percent of Compensation for each Non-Key Employee, as defined below or, in the event a Controlled Group Member maintains no defined benefit plan which covers a Member in this Plan, the percentage of Compensation that equals the largest percentage of Matching Contributions and forfeitures allocated to a Key Employee expressed as a percentage of the first $200,000 of Compensation (or such other amount as may be prescribed by the Treasury) received by such Key Employee in that Plan Year. For purposes of determining the largest percentage of Matching Contributions and forfeitures allocated to a Key Employee, elective contributions made by a Key Employee pursuant to a Salary Reduction Agreement shall be counted as if they were Matching Contributions. Such minimum Employer contribution shall be allocated to a Member who is employed by the Employer on the last day of the Plan Year without regard to Hours of Service completed during the Plan Year or to whether he has elected to make Before-Tax Contributions under Section 3.02A. of the Plan, and who is not a Member in a Top Heavy defined benefit plan maintained by the Employer. Members who also participate in a Top Heavy defined benefit plan of the Employer shall receive the required minimum benefit in the defined benefit plan rather than in this Plan. The Plan satisfies the guaranteed minimum contribution for the Non-Key Employee if the Non-Key Employee’s contribution rate is at least equal to the minimum contribution under this Plan or another plan that consists of a cash or deferred arrangement that meets the safe harbor requirements of Code Section 401(k)(12) and matching contributions that meet the safe harbor requirements of Code Section 401(m)(11). For purposes of this paragraph, a Non-Key Employee Member includes any Employee otherwise eligible to participate in the Plan but who is not a Member because his Compensation does not exceed a specified level.

If the contribution rate for the Key Employee, as defined below, with the highest contribution rate is less than three percent, the guaranteed minimum contribution for Non-Key Employees shall equal the highest contribution rate received by a Key Employee. The contribution rate is the sum of Employer contributions (not including Employer contributions to Social Security) and forfeitures allocated to the Member’s Account for the Plan Year divided by his Compensation, as defined below, not in excess of the compensation limitation under Code Section 401(a)(17) for the Plan Year. Effective January 1, 2002, Matching Contributions, if any, are counted as part of the minimum allocation contribution. For purposes of determining the minimum contribution for a Plan Year, the Committee shall consider contributions made to any plan pursuant to a compensation reduction agreement or similar arrangement as Employer contributions. To determine the contribution rate, the Committee shall consider all qualified Top Heavy defined contribution plans maintained by the Employer as a single plan.

Notwithstanding the preceding provisions of this Section 11.01, if a defined benefit plan maintained by the Employer that benefits a Key Employee depends on this Plan to satisfy the anti-discrimination rules of Code Section 401(a)(4) or the coverage rules of Code Section 410 (or another plan benefiting the Key Employee so depends on such defined benefit plan), the guaranteed minimum contribution for a Non-Key Employee is three percent of his Compensation regardless of the contribution rate for the Key Employees. Further, if a Controlled Group Member

maintains one or more other defined contribution plans covering Employees who are Members in this Plan, the minimum allocation will be provided under this Plan, unless such other defined contribution plans make explicit reference to this Plan and provide that the minimum allocation will not be provided under this Plan, in which case the provisions above will not apply to any Member covered under such other defined contribution plans. If a Controlled Group Member maintains one or more defined benefit plans covering Employees who are Members in this Plan, and such defined benefit plans provide that Employees who are participants therein will accrue the minimum benefit applicable to top-heavy defined benefit plans notwithstanding their participation in this Plan (making explicit reference to this Plan), then the provisions above will not apply to any Member covered under such Defined Benefit Plans. If a Controlled Group Member maintains one or more defined benefit plans covering Employees who are Members in this Plan, and the provisions of the preceding sentence do not apply, then each Member who is not a Key Employee and who is covered by such defined benefit plans will receive a minimum allocation determined by applying the provisions above with the substitution of five percent in each place that three percent occurs therein.

The minimum Employer contribution required (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code Sections 411(a)(3)(B) or 411(a)(3)(D).

Section 11.02 ADDITIONAL CONTRIBUTION. If the contribution rate (excluding Before-Tax Contributions) for the Plan Year with respect to a Non-Key Employee described in Section 11.01 of the Plan is less than the minimum contribution, the Employer will increase its contribution for such Employee to the extent necessary so his contribution rate for the Plan Year will equal the guaranteed minimum contribution. Matching Contributions will be taken into account to satisfy the minimum contribution requirement under the Plan, or if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m). The additional contribution shall be allocated to the Account of a Non-Key Employee for whom the Employer makes the contribution.

Section 11.03 DETERMINATION OF TOP HEAVY STATUS. The Plan is “Top Heavy” for a Plan Year if the Top Heavy ratio as of the Determination Date exceeds 60%. The Top Heavy ratio is a fraction, the numerator of which is the sum of the present value of the Accounts of all Key Employees as of the Determination Date, and the denominator of which is a similar sum determined for all Employees. For purposes of determining the present value of the Accounts for the foregoing fraction, contributions due as of the Determination Date and distributions made for any purpose within the one-year period ending on the Determination Date shall be included. In addition, distributions made within the five-year period ending on the Determination Date shall be included if such distributions were made for reasons other than upon Severance from Employment, death or Disability (e.g., in-service withdrawals); provided, however, that no distribution shall be counted more than once. In addition, the Top Heavy ratio shall be calculated by disregarding the Account (including distributions, if any, of the Account balance) of an individual who has not received credit for at least one Hour of Service with the Employer during the one-year period ending on the Determination Date in such calculation. The Top Heavy ratio, including the extent to which it must take into account distributions, rollovers, and transfers, shall be calculated in accordance with Code Section 416 and the Treasury Regulations thereunder.

If the Employer maintains other qualified plans (including a simplified employee pension plan), this Plan is Top Heavy only if it is part of the Required Aggregation Group, and the Top Heavy ratio for both the Required Aggregation Group and the Permissive Aggregation Group exceeds 60%. The Top Heavy ratio shall be calculated in the same manner as required by the first paragraph of this Section 11.03, taking into account all plans within the Aggregation Group. To the extent distributions to a Member must be taken into account, the Committee shall include distributions from a terminated plan that would have been part of the Required Aggregation Group if it were in existence on the Determination Date. The present value of accrued benefits and the other amounts the Committee must take into account, under defined benefit plans or simplified employee pension plans included within the group, shall be calculated in accordance with the terms of those plans, Code Section 416 and the Treasury Regulations thereunder. If an aggregated plan does not have a valuation date coinciding with the Determination Date, the accrued benefits or Accounts in the aggregated plan shall be valued as of the most recent valuation date falling within the 12-month period ending on the Determination Date. The Top Heavy ratio shall be valued with reference to the Determination Dates that fall within the same calendar year.

The accrued benefit of a Member other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

Section 11.04 TOP HEAVY VESTING SCHEDULE. For any Plan Year for which the Plan is Top Heavy, as determined in accordance with this Article XI, the Member’s nonforfeitable percentage of his Account shall be calculated by applying the following schedule, to the extent that such schedule provides for vesting at a rate that is more rapid than the rate otherwise applicable to the Member’s benefit:

Years of Service	Percent Nonforfeitable

Less than two (2)	0%
At least two (2) but less than three (3)	20%
At least three (3) but less than four (4)	40%
At least four (4) but less than five (5)	60%
At least five (5) but less than six (6)	80%
Six (6) or more	100%

Section 11.05 DEFINITIONS. For purposes of applying the provisions of this Article XI.

A.

“Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a five-percent owner of the Employer, or a one-percent owner of the Employer having annual Compensation of more than $150,000. The constructive ownership rules of Code Section 318 (or the principles of that section, in the case of an unincorporated Employer) will apply to determine ownership in the Employer. The determination of who is a Key Employee shall be made in accordance with Code Section 416(i)(1) and the Treasury Regulations under that Code Section.

B.	“Non-Key Employee” means an Employee who does not meet the definition of Key Employee.

C.	“Compensation” means the first $200,000 (or such larger amount as the Commissioner of Internal Revenue may prescribe in accordance with Code Section 401(a)(17)) of Compensation as defined in Code Section 415(c)(3), but including amounts contributed by the Employer pursuant to a salary reduction agreement that are excludible from the Employee’s gross income under Code Section 125, “deemed compensation” under Code Section 125 pursuant to Revenue Ruling 2002-27, Code Sections 132(f)(4), 402(a)(8), 402(h) or 403(b).

D.	“Required Aggregation Group” means:

(i)	Each qualified plan of the Employer in which at least one Key Employee participates at any time during the five Plan Year period ending on the Determination Date; and

(ii)	Any other qualified plan of the Employer that enables a plan described in (i) to meet the requirements of Code Sections 401(a)(4) or 410.

The Required Aggregation Group includes any plan of the Employer which was maintained within the last five years ending on the Determination Date on which a top heaviness determination is being made if such plan would otherwise be part of the Required Aggregation Group for the Plan Year but for the fact it has been terminated.

E.	“Permissive Aggregation Group” means the Required Aggregation Group plus any other qualified plans maintained by the Employer, but only if such group would satisfy in the aggregate the requirements of Code Sections 401(a)(4) and 410. The Committee shall determine which plans to take into account in determining the Permissive Aggregation Group.

F.	“Employer” means all the members of a controlled group of corporations (as defined in Code Section 414(b)), of a commonly controlled group of trades or businesses (whether or not incorporated) (as defined in Code Section 414(c)), or an affiliated service group (as defined in Code Section 414(m)), of which the Employer is a part. However, ownership interests in more than one member of a related group shall not be aggregated to determine whether an individual is a Key Employee because of his ownership interest in the Employer.

G.	“Determination Date” for any Plan Year means the last day of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the last day of that Plan Year.

ARTICLE XII

MISCELLANEOUS

Section 12.01 EVIDENCE. Anyone required to give evidence under the terms of the Plan may do so by certificate, affidavit, document or other information that the person to act in reliance may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties. Any Committee and the Trustee shall be fully protected in acting and relying upon any evidence described under the immediately preceding sentence.

Section 12.02 NO RESPONSIBILITY FOR EMPLOYER OR COMMITTEE ACTION. Neither the Trustee nor any Committee shall have any obligation or responsibility with respect to any action required by the Plan to be taken by the Employer, any Member or eligible Employee, nor for the failure of any of the above persons to act or make any payment or contribution, or otherwise to provide any benefit contemplated under this Plan, nor shall the Trustee or any Committee be required to collect any contribution required under the Plan, or determine the correctness of the amount of any Employer contribution. Neither the Trustee nor any Committee need inquire into or be responsible for any action or failure to act on the part of the others. Any action required of a corporate Employer shall be by its Board, by the Compensation Committee of the Board, or by its designee.

The Company will indemnify and save harmless the members of the Administrative Committee and Benefits Management Committee against any and all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him in connection with any civil, criminal, administrative, or investigative action, proceeding, or claim (including an action by or in the right of the Company) by reason of the fact that he is or was serving in such capacity; provided that such person’s conduct is not finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

Section 12.03 FIDUCIARIES NOT INSURERS. The Trustee, the Committee(s), the Plan Administrator and the Employer in no way guarantee the Trust Fund from loss or depreciation. The Employer does not guarantee the payment of any money that may be or becomes due to any person from the Trust Fund. The liability of any Committee and the Trustee to make any payment from the Trust Fund at any time and all times is limited to the then available assets of the Trust.

Section 12.04 WAIVER OF NOTICE. Any person entitled to notice under the Plan may waive the notice, unless the Code or Treasury Regulations require the notice, or ERISA specifically or impliedly prohibits such a waiver.

Section 12.05 SUCCESSORS. The Plan shall be binding upon all persons entitled to benefits under the Plan, their respective heirs and legal representatives, upon the Employer, its successors and assigns, and upon the Trustee, any Committee, the Plan Administrator and their successors.

Section 12.06 WORD USAGE. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of the Plan dictates, the plural shall be read as singular and the singular as the plural.

Section 12.07 HEADINGS. The headings are for reference only. In the event of a conflict between a heading and the content of a section, the content of the section shall control.

Section 12.08 STATE LAW. Ohio law shall determine all questions arising with respect to the provisions of this agreement except to the extent a federal statute supersedes Ohio law.

Section 12.09 EMPLOYMENT NOT GUARANTEED. Nothing contained in this Plan, and nothing with respect to the establishment of the Trust, any modification or amendment to the Plan or the Trust, the creation of any Account, or the payment of any benefit, shall give any Employee, Member or Beneficiary any right to continue employment, or any legal or equitable right against the Employer, or an Employee of the Employer, the Trustee or its agents or employees, or the Plan Administrator. Nothing in the Plan shall be deemed or construed to impair or affect in any manner the right of the Employer, in its discretion, to hire Employees and, with or without cause, to discharge or terminate the service of Employees.

ARTICLE XIII

EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION

Section 13.01 EXCLUSIVE BENEFIT. Except as provided under Article III, the Employer shall have no beneficial interest in any asset of the Trust and no part of any asset in the Trust shall ever revert to or be repaid to the Employer, either directly or indirectly; nor prior to the satisfaction of all liabilities with respect to the Members and their Beneficiaries under the Plan, shall any part of the corpus or income of the Trust Fund, or any asset of the Trust, be (at any time) used for, or diverted to, purposes other than the exclusive benefit of the Members or their Beneficiaries.

Section 13.02 AMENDMENT BY EMPLOYER. The Company shall have the right at any time and from time to time:

A.	To amend this agreement in any manner it deems necessary or advisable in order to qualify (or maintain qualification of) this Plan and the Trust created under it under the appropriate provisions of the Code; and

B.	To amend this agreement in any other manner.

However, no amendment shall authorize or permit any part of the Trust Fund (other than the part required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Members or their Beneficiaries or estates. No amendment shall cause or permit any portion of the Trust Fund to revert to or become a property of the Employer; and the Company shall not make any amendment that affects the rights, duties or responsibilities of the Plan Administrator or any Committee without the written consent of the affected Plan Administrator or the affected member of such Committee. Furthermore, no amendment shall decrease a Member’s Account balance or accrued benefit or reduce or eliminate any benefits protected under Code Section 411(d)(6) with respect to a Member with an Account balance or accrued benefit at the date of the amendment, except to the extent permitted under Code Section 412(c)(8).

The Company shall make all amendments in writing. Such amendment authority shall be exercised only by action of the Board or the Administrative Committee, by a written instrument duly executed by a majority of its members. No such amendment shall increase the duties or responsibilities of the Trustee without its consent thereto in writing. Each amendment shall state the date to which it is either retroactively or prospectively effective, and may be executed by the Committee or any authorized officer of the Company.

Section 13.03 AMENDMENT TO VESTING PROVISIONS. Although the Company reserves the right to amend the vesting provisions at any time, an amended vesting schedule shall not be applied to reduce the nonforfeitable percentage of any Member’s Account derived from Employer contributions (determined as of the later of the date the Company adopts the amendment, or the date the amendment becomes effective) to a percentage less than the nonforfeitable percentage computed under the Plan without regard to the amendment. An amended vesting schedule will apply to a Member only if the Member receives credit for at least one Hour of Service after the new schedule becomes effective.

If the Company makes a permissible amendment to the vesting provisions, each Member having at least three years of service for vesting purposes with the Employer may elect to have the percentage of his nonforfeitable Account balance computed under the Plan without regard to the amendment. The Member must file his election with the Employer within 60 days of the latest of (a) the Company’s adoption of the amendment; (b) the effective date of the amendment; or (c) his receipt of a copy of the amendment. The authorized Committee, as soon as practicable, shall forward a true copy of any amendment to the vesting schedule to each affected Member, together with an explanation of the effect of the amendment, the appropriate form upon which the Member may make an election to remain under the vesting schedule provided under the Plan prior to the amendment and notice of the time within which the Member must make an election to remain under the prior vesting schedule. The election described in this Section 13.03 does not apply to a Member if the amended vesting schedule provides for vesting that is at least as rapid at all times as the vesting schedule in effect prior to the amendment. For purposes of this Section 13.03, an amendment to the vesting schedule includes any amendment that directly or indirectly affects the computation of the nonforfeitable percentage of an Employee’s rights to his Employer-derived Account.

Section 13.04 DISCONTINUANCE. The Employer shall have the right, at any time, to suspend or discontinue its contributions under the Plan, and the Company (acting through the Committee) shall have the right to terminate, at any time, this Plan and the Trust created under this agreement. The Plan shall terminate upon the first to occur of the following:

A.	The date terminated by action of the Company;

B.	The date the Employer shall be judicially declared bankrupt or insolvent; or

C.	The dissolution, merger, consolidation or reorganization of the Employer or the sale by the Employer of all or substantially all of its assets, unless the successor or purchaser makes provision to continue the Plan, in which event the successor or purchaser shall substitute itself as the Employer under this Plan.

Section 13.05 FULL VESTING ON TERMINATION. Notwithstanding any other provision of this Plan to the contrary, upon either full or partial termination of the Plan, or, if applicable, upon the date of complete discontinuance of contributions to the Plan, an affected Member’s right to his Account shall be 100% nonforfeitable.

Section 13.06 MERGER, DIRECT TRANSFER AND ELECTIVE TRANSFER. The Trustee shall not consent to, or be a party to, any merger or consolidation with another plan, or to a transfer of assets or liabilities to another plan, unless immediately after the merger, consolidation or transfer, the surviving plan provides each Member a benefit equal to or greater than the benefit each Member would have received had the Plan terminated immediately before the merger or consolidation or transfer. The Trustee possesses the specific authority to enter into merger agreements or direct transfer of assets agreements with the trustees of other retirement plans described in Code Section 401(a) and to accept the direct transfer of plan assets, or to transfer plan assets, as a party to any such agreement, only upon the consent or direction of the Company or the Committee.

If permitted by the Company or the Committee in its discretion, the Trustee may accept a direct transfer of plan assets on behalf of an Employee prior to the date the Employee satisfies the Plan’s eligibility condition(s). If the Trustee accepts such a direct transfer of plan assets, the Employee shall be treated as a Member for all purposes of the Plan except that the Employee shall not share in Employer contributions or Member forfeitures under the Plan until he actually becomes a Member in the Plan. The Trustee shall hold, administer and distribute the transferred assets as a part of the Trust Fund, and the Trustee shall maintain a separate Transfer Account for the benefit of the Employee on whose behalf the Trustee accepted the transfer in order to reflect the value of the transferred assets.

The Trustee may not consent to, or be a party to, a merger, consolidation or transfer of assets with a defined benefit plan, except with respect to an elective transfer, unless the Committee consents and so directs, and the transfer is consistent with the Code and with ERISA. The Trustee will hold, administer and distribute the transferred assets as a part of the Trust Fund, and the Trustee shall maintain a separate Transfer Account for the benefit of the Employee on whose behalf the Trustee accepted the transfer in order to reflect the value of the transferred assets. Unless a transfer of assets to this Plan is an elective transfer, the Plan will preserve all Code Section 411(d)(6) protected benefits with respect to those transferred assets, in the manner described in Section 13.02 of the Plan.

A transfer is an elective transfer if: (a) the transfer satisfies the first paragraph of this Section 13.06; (b) the transfer is voluntary, under a fully informed election by the Member; (c) the Member has an alternative that retains his Code Section 411(d)(6) protected benefits (including an option to leave his benefit in the transferor plan, if that plan is not terminating); (d) the transfer satisfies the applicable spousal consent requirements of the Code; (e) the transferor plan satisfies the joint and survivor notice requirements of the Code, if the Member’s transferred benefit is subject to those requirements; (f) the Member has a right to immediate distribution from the transferor plan, in lieu of the elective transfer; (g) the transferred benefit is at least the greater of the single sum distribution provided by the transferor plan for which the Member is eligible or the present value of the Member’s accrued benefit under the transferor plan payable at that plan’s normal retirement age; (h) the Member has a 100% nonforfeitable interest in the transferred benefit; and (i) the transfer otherwise satisfies applicable Treasury Regulations. An elective transfer may occur between qualified plans of any type.

If the Plan receives a direct transfer (by merger or otherwise) of elective contributions (or amounts treated as elective contributions) under a plan with a Code Section 401(k) arrangement, the distribution restrictions continue to apply to those transferred elective contributions.

Section 13.07 TERMINATION. Upon termination of the Plan, the distribution provisions of Articles IV and V shall remain operative, except that:

A.	If the present value of the Member’s nonforfeitable Account does not exceed $1,000 ($5,000 prior to March 28, 2005), the Committee will distribute the Member’s nonforfeitable Account to him in a lump sum as soon as administratively practicable after the Plan terminates; and

B.	If the present value of the Member’s nonforfeitable Account exceeds $1,000 ($5,000 prior to March 28, 2005), the Member or the Beneficiary, in addition to the distribution events permitted under Article V, may elect to commence distribution of his nonforfeitable Account as soon as administratively practicable after the Plan terminates.

The Trust shall continue until the Trustee, after written direction from the Committee, has distributed all of the benefits under the Plan. To liquidate the Trust, the Committee will, to the extent required, purchase a deferred annuity contract for each Member which protects the Member’s distribution rights under the Plan, if the Member’s nonforfeitable Account exceeds $1,000 ($5,000 prior to March 28, 2005), and the Member does not elect an immediate distribution pursuant to this Section 13.07. Upon termination of the Plan, all unclaimed benefits will be forfeited and reallocated to the Accounts of the remaining Members, with each Member receiving the same proportion thereof.

The Employer has executed this Plan on the date set forth below.

OMNOVA SOLUTIONS INC.

By:
Its:
Date:

SCHEDULE I

CATEGORIES OF ELIGIBLE EMPLOYEES

All categories of Employees at the locations listed below are eligible to participate as Members of the Plan as of January 1, 2002, except Employees represented by the unions indicated:

EMPLOYER	WORK LOCATION	UNION

OMNOVA Solutions Inc.	Corporate Headquarters 175 Ghent Road Fairlawn, OH 44333

Technical Center 2990 Gilchrist Road Akron, OH 44305

OMNOVA Performance Chemicals Headquarters 175 Ghent Road Fairlawn, OH 44333

OMNOVA Decorative & Building Products 393 Denton Circle Tuscumbia, AL 35674

OMNOVA Performance Chemicals 165 S. Cleveland Avenue Mogadore, OH 44260

OMNOVA Performance Chemicals 1601 Highway 41 SW Calhoun, GA 30701-3651

OMNOVA Performance Chemicals 1476 J. A. Cochran Bypass Chester, SC 29706

OMNOVA Performance Chemicals 83 Authority Drive Fitchburg, MA 01420

EMPLOYER	WORK LOCATION	UNION

OMNOVA Solutions Inc. (continued)	OMNOVA Performance Chemicals 1701 Cornell Road Green Bay, WI 54313

OMNOVA Performance Chemicals 6008 High Point Road Greensboro, NC 27407

OMNOVA Performance Chemicals Latex Sales Office 235 Brickyard Road Dalton, GA 30720

OMNOVA Decorative & Building Products Headquarters 175 Ghent Road Fairlawn, OH 44333

OMNOVA Decorative & Building Products 2011 Rocky River Road Monroe, NC 28110

OMNOVA Decorative & Building Products 133 Yorkville Road East Columbus, MS 39702

OMNOVA Decorative & Building Products P.O. Box 429 Auburn, PA 17922-0429

OMNOVA Decorative & Building Products Sales Office 2201 Coronation Boulevard Suite 190 Charlotte, NC 28227

EMPLOYER	WORK LOCATION	UNION

OMNOVA Solutions Inc. (continued)	OMNOVA Decorative & Building Products Sales Office 1359 Broadway, 20th Floor New York, NY 10018

OMNOVA Decorative & Building Products Wallcovering 10 Bloomfield Avenue Pine Brook, NJ 07058

OMNOVA Decorative & Building Products Design Center 5 Northeastern Blvd. Salem, NH 03079

OMNOVA Decorative & Building Products 1722 Indianwood Circle, Suite A Maumee, OH 43537

	OMNOVA Decorative & Building Products Jeannette, PA 15644	United Steel Workers Local #22 (only through March 31, 2005)

OMNOVA Services Inc.	As directed

SCHEDULE II

LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS

Section II.01 LIMITATIONS APPLICABLE TO BEFORE-TAX CONTRIBUTIONS. The provisions of this Section are effective for Plan Years beginning on or after January 1, 2003.

A.	Definitions. For purposes of this Schedule, the following definitions shall apply:

(i)	“Actual Deferral Percentage,” for each Plan Year, means the average of the ratios (calculated separately for each Member in a specified group) of:

1.	The amount of Before-Tax Contributions actually paid over to the Trust Fund on behalf of each such Member for such Plan Year, including Excess Before-Tax Contributions, but excluding: (a) Before-Tax Contributions that are taken into account in the Contribution Percentage test (provided the Actual Deferral Percentage test is satisfied both with and without exclusion of these Before-Tax Contributions), (b) Catch-Up Contributions, and (c) Before-Tax Contributions made pursuant to Code Section 414(u) by reason of qualified military service, to

2.	The Member’s Compensation for such Plan Year for the period during which he was a Member in the Plan.

For purposes of computing Actual Deferral Percentages, an Eligible Employee who would be a Member but for the failure to make Before-Tax Contributions shall be treated as a Member on whose behalf no Before-Tax Contributions are made.

(ii)	“Excess Before-Tax Contributions,” with respect to any Plan Year, means the excess of:

1.	The aggregate amount of Employer contributions actually taken into account in computing the Actual Deferral Percentage of Highly Compensated Employees for such Plan Year, over

2.	The maximum amount of such contributions permitted by the Actual Deferral Percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Actual Deferral Percentages, beginning with the highest of such percentages).

B.	Actual Deferral Percentage Test. In any Plan Year in which the Actual Deferral Percentage for the group of Highly Compensated Employees, taking into account Employee elections, would be more than the greater of:

(i)	The Actual Deferral Percentage for the group of Non-highly Compensated Employees for the current or preceding Plan Year, as applicable (as set forth in Section II.09 of the Plan), multiplied by 1.25, or

(ii)	The lesser of two percent plus the Actual Deferral Percentage for the group of Non-highly Compensated Employees for the current or preceding Plan Year (as set forth in Section II.09 of the Plan) or the Actual Deferral Percentage for the group of Non-highly Compensated Employees for the current or preceding Plan Year (as set forth in Section II.09 of the Plan) multiplied by two, the deferral elections of the Highly Compensated Employees shall be reduced to the extent necessary so that the Actual Deferral Percentage for the group of Highly Compensated Employees is not more than the greater of subparagraphs (i) or (ii) of this subsection B.

Under such reduction, the dollar amount of the Excess Before-Tax Contributions is determined as described in subsection A.(ii) above. Next, the Before-Tax Contributions of the Highly Compensated Employee with the highest dollar amount of Before-Tax Contributions (not necessarily the Highly Compensated Employee with the highest Actual Deferral Percentage) is reduced to the extent required to equal the maximum deferral dollar amount for Highly Compensated Employees permitted by subparagraphs (i) or (ii) of this subsection B., or to cause such Highly Compensated Employee’s Before-Tax Contributions to equal the dollar amount of the Before-Tax Contributions of the Highly Compensated Employee with the next highest dollar amount of Before-Tax Contributions, whichever is less. This process is repeated until the aggregate dollar amount of all Highly Compensated Employee Before-Tax Contributions are reduced to an amount that will cause the dollar amount of the Before-Tax Contributions for all Highly Compensated Employees in the aggregate to equal the dollar amount of Before-Tax Contributions that will cause the average of the Actual Deferral Percentages for the group of Highly Compensated Employees to equal the maximum amount permitted under this Section. Alternatively (or in addition to the reductions set forth above), if the Employer has made any Qualified Matching or Qualified Non-elective Contributions for the Plan Year in question, the Committee may elect to treat all or any part of any such contributions meeting the requirements of Treasury Regulations Section 1.401(k)-1(b)(3) as Before-Tax Contributions to the extent necessary to satisfy the Actual Deferral Percentage test of this Section. Any Qualified Matching or Qualified Non-elective Contributions so applied shall not be included in the computation of the Actual Contribution Percentage test requirements of Code Section 401(m) otherwise applicable to such contributions.

C.	Testing Groups. The Actual Deferral Percentage test may be performed separately with respect to those Members who have met the minimum age and service requirements of Code Section 410(a)(1)(A) from those who have not met such requirements.

D.	Code Section 415 Limitation. The Employer shall not make a contribution to the Trust to the extent the contribution would exceed the Member’s Maximum Permissible Amount described in this Schedule II.

E.	Multiple Code Section 401(k) Plans. The Actual Deferral Percentage for any Member who is a Highly Compensated Employee for the Plan Year and who is eligible to have Before-Tax Contributions (and Qualified Non-elective Contributions or Qualified Matching Contributions, or both, if treated as Before-Tax Contributions for purposes of the Actual Deferral Percentage test) allocated to his Accounts under two or more arrangements described in Code Section 401(k) that are maintained by the Employer, shall be determined as if such Before-Tax Contributions (and, if applicable, such Qualified Non-elective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

F.	Optional Plan Aggregation. In the event that this Plan satisfies the requirements of Code Sections 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Actual Deferral Percentage of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same Plan Year.

G.	Time for Making Contributions. For purposes of determining the Actual Deferral Percentage test, Before-Tax Contributions, Qualified Non-elective Contributions and Qualified Matching Contributions must be made before the last day of the 12-month period immediately following the Plan Year to which such contributions relate. Before-Tax Contributions must, in any event, be paid over by the Employer to the Trustee by the earlier of the date on which they can reasonably be segregated from the Employer’s general assets or within 15 business days after the end of the calendar month in which the Before-Tax Contributions were withheld from the Member’s Compensation.

H.	Recordkeeping. The Committee shall maintain records sufficient to demonstrate satisfaction of the Actual Deferral Percentage test and the amount of Qualified Non-elective Contributions or Qualified Matching Contributions, or both, used in such test.

I.	Compliance with the Code. The determination and treatment of the Actual Deferral Percentage amounts of any Member shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury. In performing the required testing hereunder, any variations in procedures or methods permitted under the Code and applicable Treasury Regulations may be employed.

Section II.02 DISTRIBUTION OF EXCESS BEFORE-TAX CONTRIBUTIONS. Notwithstanding any other provision of this Plan, Excess Before-Tax Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Members to whose Accounts such Excess Before-Tax Contributions were allocated for the preceding Plan Year. Whenever possible, however, such distributions shall be made within two and one-half months after the end of the Plan Year during which the Excess Before-Tax Contributions occurred. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Before-Tax Contributions attributable to each of such Employees under the methodology described above. Excess Before-Tax Contributions shall be treated as Annual Additions under the Plan.

A.

Determination of Income or Loss. Excess Before-Tax Contributions shall be adjusted for any income or loss. Such adjustments shall include the period from the end of the Plan Year in which the excess arose up to the date of corrective distribution (or up to a date that is no more than seven days before the date of the corrective distribution) (the “Gap Period”). For Plan Years beginning prior to January 1, 2006, and beginning on or after January 1, 2008, Gap Period adjustments are made only in the discretion of the Plan Administrator. The income or loss allocable to Excess Before-Tax Contributions is the sum of: (i) income or loss allocable to the Member’s Before-Tax Account (and, if applicable, the Qualified Non-elective Contribution Account or the Qualified Matching Contribution Account or both) for the Plan Year multiplied by a fraction, the numerator of which is such Member’s Excess Before-Tax Contributions for the year and the denominator of which is the Member’s Account balance attributable to Before-Tax Contributions (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the Actual Deferral Percentage test) without regard to any income or loss occurring during such Plan Year; and (ii) ten percent of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th day of such month. Alternatively, the Committee may determine the income or loss allocable to Excess Before-Tax Contributions under any reasonable method which does not violate the general nondiscrimination rules of Code Section 401(a)(4), is used consistently for all Members and for all such corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Members’ Accounts.

B.	Accounting for Excess Before-Tax Contributions. Excess Before-Tax Contributions shall be distributed from the Member’s Before-Tax Account and Qualified Matching Contribution Account (if applicable) in proportion to the Member’s Before-Tax Contributions and Qualified Matching Contributions (to the extent used in the Actual Deferral Percentage test) for the Plan Year. Excess Before-Tax Contributions shall be distributed from the Member’s Qualified Non-elective Contribution Account only to the extent that such Excess Before-Tax Contributions exceed the balance in the Member’s Before-Tax Account and Qualified Matching Contribution Account.

Section II.03 DOLLAR LIMITATIONS ON ELECTIVE DEFERRALS.

A.	Definitions.

(i)	“Elective Deferrals” means any Employer contributions made to the Plan at the election of the Member, in lieu of cash compensation, and shall include contributions made pursuant to a compensation reduction agreement or other deferral mechanism. With respect to any taxable year, a Member’s Elective Deferral is the sum of all employer contributions made on behalf of such Member pursuant to an election to defer under any qualified cash or deferred arrangement as described in Code Section 401(k), any simplified employee pension cash or deferred arrangement as described in Code Section 402(h)(1)(B), any SIMPLE IRA described in Code Section 408(p), any eligible deferred compensation plan under Code Section 457, any plan described under Code Section 501(c)(18), and any employer contributions made on the behalf of a Member for the purchase of an annuity contract under Code Section 403(b) pursuant to a compensation reduction arrangement. Notwithstanding the foregoing, Elective Deferrals shall not include Catch-up Contributions that are permitted to be made to the Plan as described in Code Section 414(v).

(ii)	“Excess Elective Deferrals” means those Elective Deferrals that are includible in a Member’s gross income under Code Section 402(g) to the extent such Member’s Elective Deferrals for a taxable year exceed the dollar limitation under such Code section. Excess Elective Deferrals shall be treated as Annual Additions under the Plan, except to the extent they are distributed pursuant to subsection C. below.

B.	Prohibition of Deferrals in Excess of Code Section 402(g) Dollar Limitations. No Member shall be permitted to have Elective Deferrals made under this Plan, or elective contributions under any other qualified plan, during any calendar year, in excess of the dollar limitation contained in Code Section 402(g) (as adjusted for increases in the cost-of-living) in effect for the Member’s taxable year that begins in such taxable year, except to the extent Catch-up Contributions are permitted to be made to the Plan, as described in Code Section 414(v) or, effective for Plan Years on and after January 1, 2006, such Elective Deferrals are made by reason of a Member’s qualified military service under Code Section 414(u).

C.	Distribution of Excess Elective Deferrals. A Member may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Member by notifying the Plan Administrator on or before March 15 of the following taxable year of the amount of the Excess Elective Deferrals to be assigned to the Plan.

Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Member to whose Account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year.

D.

Determination of Income or Loss. Excess Elective Deferrals shall be adjusted for any income or loss. Such adjustments shall include the period from the end of the Plan Year in which the excess arose up to the date of corrective distribution (or up to a date that is no more than seven days before the date of the corrective distribution) (the “Gap Period”). For Plan Years beginning prior to January 1, 2006, Gap Period adjustments are made only in the discretion of the Plan Administrator. The income or loss allocable to Excess Elective Deferrals is the sum of (i) income or loss allocable to the Member’s Elective Deferral Account for the taxable year multiplied by a fraction, the numerator of which is such Member’s Excess Elective Deferrals for the year and the denominator of which is the Member’s Account balance attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year; and (ii) ten percent of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Member’s taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th day of such month. Alternatively, the Committee may determine the income or loss allocable to Excess Elective Deferrals under any reasonable method which does not violate the general nondiscrimination rules of Code Section 401(a)(4), is used consistently for all Members and all such corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Members’ Accounts.

Members who claim Excess Elective Deferrals for the preceding taxable year must submit their claims in writing to the Plan Administrator by March 15 of the calendar year following the Plan Year in which such Excess Elective Deferrals are claimed to have been made.

Section II.04 LIMITATIONS APPLICABLE TO AFTER-TAX CONTRIBUTIONS AND MATCHING CONTRIBUTIONS. In addition to the applicability of the provisions of this Section to After-Tax Contributions, the provisions of this Section are effective with regard to Matching Contributions for Plan Years beginning on or after January 1, 2003.

A.	Definitions. For purposes of this Section, the following definitions shall apply:

(i)	“Aggregate Limit” means the greater of (a) the sum of (1) 125% of the greater of the Actual Deferral Percentage of the Non-highly Compensated Employees for the current or preceding Plan Year (as set forth in Section II.09 of the Plan) or the Actual Contribution Percentage of Non-highly Compensated Employees under the Plan subject to Code Section 401(m) for the current or preceding Plan Year (as set forth in Section II.09 of the Plan) and (2) the lesser of 200% or two plus the lesser of such Actual Deferral Percentage or Actual Contribution Percentage; or (b) the sum of (1) 125% of the lesser of the Actual Deferral Percentage of the Non-highly Compensated Employees for the current or preceding Plan Year (as set forth in Section II.09 of the Plan) or the Actual Contribution Percentage of Non-highly Compensated Employees under the Plan subject to Code Section 401(m) for the current or preceding Plan Year (as set forth in Section II.09 of the Plan), and (2) the lesser of 200% or two plus the greater of such Actual Deferral Percentage or Actual Contribution Percentage.

(ii)	“Actual Contribution Percentage” means the average of the Contribution Percentages of the Eligible Members in a group.

(iii)	“Contribution Percentage” means the ratio (expressed as a percentage) of the Member’s Contribution Percentage Amounts to the Member’s Compensation for the Plan Year (whether or not the Employee was a Member for the entire Plan Year).

(iv)	“Contribution Percentage Amounts” means the sum of the After-Tax Contributions, Matching Contributions and Qualified Matching Contributions (to the extent not taken into account for purposes of the Actual Deferral Percentage test) made under the Plan on behalf of the Member for the Plan Year. Such Contribution Percentage Amounts shall not include the following: (a) Matching Contributions (safe harbor or non-safe harbor) that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Before-Tax Contributions, Excess Elective Deferrals, or Excess Aggregate Contributions, (b) Matching Contributions (safe harbor or non-safe harbor) made by reason of an eligible employee’s qualified military service under Code Section 414(u), and (c) disproportionate target Matching Contributions (safe harbor or non-safe harbor) as described in Treas. Reg. Section 1.401(m)-2(a)(5)(ii). If it so desires, the Employer may make Qualified Non-elective Contributions designated for inclusion in the Contribution Percentage Amounts. The Employer also may elect to use Before-Tax Contributions in the Contribution Percentage Amounts so long as the Actual Deferral Percentage test is met before the Before-Tax Contributions are used in the Actual Contribution Percentage test and continues to be met following the exclusion of those Before-Tax Contributions that are used to meet the Actual Contribution Percentage test.

(v)	“Eligible Member” means any Employee who is eligible to make an After-Tax Contribution or a Before-Tax Contribution (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution (including forfeitures) or a Qualified Matching Contribution. If an Employee contribution is required as a condition of participation in the Plan, any Employee who would be a Member in the Plan if such Employee made such a contribution shall be treated as an eligible Member on behalf of whom no Employee contributions are made.

(vi)	“Excess Aggregate Contributions” means, with respect to any Plan Year, the excess of:

1.	The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Actual Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

2.	The maximum Contribution Amounts permitted by the Actual Contribution Percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

Such determination shall be made after first determining Excess Before-Tax Contributions pursuant to Section II.01 of the Plan. After making such determination, the dollar amount of the Excess Aggregate Contributions shall be determined. The Excess Aggregate Contributions, on a dollar amount basis, shall be allocated to the Account(s) of the Highly Compensated Member(s) with the highest dollar amount of Contribution Percentage Amounts allocated to his/their Account(s) in a reverse leveling process similar to the one described in Section II.01 of the Plan applicable to Before-Tax Contributions.

(vii)	“Matching Contribution” means an Employer contribution (other than a Safe Harbor Matching Contribution) made to this or any other defined contribution plan on behalf of a Member on account of an After-Tax Contribution made by such Member, or on account of a Member’s Before-Tax Contributions under a Plan maintained by the Employer.

B.	Actual Contribution Percentage Test. The Actual Contribution Percentage for Members who are Highly Compensated Employees for each Plan Year and the Actual Contribution Percentage for Members who are Non-highly Compensated Employees for the current or preceding Plan Year (as set forth in this Schedule II) must satisfy one of the following tests:

(i)	The Actual Contribution Percentage for Members who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Contribution Percentage for Members who are Non-highly Compensated Employees for the current or preceding Plan Year (as set forth on this Schedule II) multiplied by 1.25; or

(ii)	The Actual Contribution Percentage for Members who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Contribution Percentage for Members who are Non-highly Compensated Employees for the current or preceding Plan Year (as set forth on this Schedule II) multiplied by two, provided that the Actual Contribution Percentage for Members who are Highly Compensated Employees does not exceed such Actual Contribution Percentage for Members who are Non-highly Compensated Employees by more than two percentage points.

C.	Testing Groups. The Actual Contribution Percentage test may be performed separately with respect to those Members who have met the minimum age and service requirements of Code Section 410(a)(1)(A) from those who have not met such requirements.

D.	Aggregation of Contribution Percentage Amounts. For purposes of this Section, the Contribution Percentage for any Member who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his Account under two or more Plans described in Code Section 401(a), or arrangements described in Code Section 401(k) that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

E.	Aggregation of Plans. In the event that this Plan satisfies the requirements of Code Sections 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same Plan Year.

F.	Allocation of Amounts to Plan Years. For purposes of determining the Actual Contribution Percentage test, Employee Contributions are considered to have been made in the Plan Year in which contributed to the Trust. Matching Contributions and Qualified Non-elective Contributions shall be considered made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.

G.	Recordkeeping. The Employer shall maintain records sufficient to demonstrate satisfaction of the Actual Contribution Percentage test and the amount of Qualified Non-elective Contributions or Qualified Matching Contributions, or both, used in such test.

H.	Code Requirements. The determination and treatment of the Contribution Percentage of any Member shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury. In performing the required testing hereunder, any variations in procedures or methods permitted under the Code and applicable Treasury Regulations may be employed.

Section II.05 DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS. The provisions of this Section are effective for Plan Years beginning on or after January 1, 2003. Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Members to whose Accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan.

A.	Determination of Income or Loss. Excess Aggregate Contributions shall be adjusted for any income or loss. Such adjustments shall include the period from the end of the Plan Year in which the excess arose up to the date of corrective distribution (or up to a date that is no more than seven days before the date of the corrective distribution) (the “Gap Period”). For Plan Years beginning prior to January 1, 2006, and beginning on or after January 1, 2008, Gap Period adjustments are made only in the discretion of the Plan Administrator. The income or loss allocable to Excess Aggregate Contributions is the sum of: (i) income or loss allocable to the Member’s Matching Account and Qualified Matching Contribution Account (if any, and only to the extent that amounts therein are not used in the Actual Deferral percentage test), and Qualified Non-Elective Contribution Account and Before-Tax Account if any such amounts were used in calculating the Actual Contribution Percentage test, for the Plan Year, multiplied by a fraction, the numerator of which is such Member’s Excess Aggregate Contributions for the year and the denominator of which is the Member’s Account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year; and (ii) ten percent of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th day of such month. Alternatively, the Committee may determine the income or loss allocable to Excess Aggregate Contributions under any reasonable method which does not violate the general nondiscrimination rules of Code Section 401(a)(4), is used consistently for all Members and for all such corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Members’ Accounts.

B.	Forfeitures of Excess Aggregate Contributions. Forfeitures of Excess Aggregate Contributions may either be reallocated to the Accounts of Non-highly Compensated Employees or applied to reduce Employer contributions, as elected by the Employer.

C.	Accounting for Excess Aggregate Contributions. Excess Aggregate Contributions shall be forfeited, if forfeitable, or distributed on a pro-rata basis from the Member’s After-Tax Account, Matching Account, and Qualified Matching Contribution Account (and, if applicable, the Member’s Qualified Non-elective Contribution Account or Before-Tax Account, or both).

Section II.06 ALTERNATIVE TO DISTRIBUTION OF EXCESS AMOUNTS. The provisions of this Section are effective for Plan Years beginning on or after January 1, 2003. In lieu of distributing Excess Before-Tax Contributions or Excess Aggregate Contributions and to the extent elected by the Employer, the Employer may make Qualified Non-elective Contributions on behalf of Non-highly Compensated Employees that are sufficient to satisfy either the Actual Deferral Percentage test or the Actual Contribution Percentage test, or both, pursuant to regulations under the Code, and in accordance this Schedule II of the Plan.

Section II.07 ANNUAL ADDITIONS - DEFINITIONS. For purposes of Section II.08, the following definitions and rules of interpretation shall apply:

A.	“Annual Additions” means the sum of the following amounts credited to a Member’s Account for any Limitation Year:

(i)	After-Tax Contributions, Before-Tax Contributions, Matching Contributions, Safe Harbor Matching Contributions (prior to January 1, 2003) and Qualified Matching Contributions;

(ii)	Qualified Non-elective Contributions, if any;

(iii)	Forfeitures, if any; and

(iv)	Excess amounts reapplied to reduce Employer contributions under Section II.08 of the Plan.

Except to the extent provided in Treasury Regulations, Annual Additions include any excess contributions described in Code Section 401(k), excess aggregate contributions described in Code Section 401(m), and excess deferrals described in Code Section 402(g), irrespective of whether the Plan distributes or forfeits such excess amounts. Annual Additions also include amounts allocated to an individual medical account (as defined in Code Section 415(l)(2)) included as part of a pension or annuity plan maintained by the Employer. Furthermore, Annual Additions include contributions attributable to post-retirement medical benefits allocated to the separate account of a Key Employee (as defined in Code Section 419(A)(d)(3)) under a welfare benefit fund (Code Section 419(e)) maintained by the Employer. However, Annual Additions do not include Restorative Payments allocated to a Member’s Account. “Restorative Payments” are payments made to restore some or all of the Plan’s losses due to an action (or failure to act) by a Plan fiduciary that creates a reasonable risk of liability for a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan) under Title I of ERISA or under other applicable federal or state law so long as Members who are similarly situated are treated similarly with respect to the payments. Restorative Payments include, but are not limited to, payments to the Plan made pursuant to a Department of Labor order, the Department of Labor’s Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to the Plan on account of a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan).

An Annual Addition is credited to a Member’s Account for a Limitation Year if it is allocated to the Member’s Account under the terms of the Plan as of any date within that Limitation Year. Similarly, an Annual Addition that is made pursuant to a corrective amendment that complies with the requirements of Treasury Regulations Section 1.401(a)(4)-11(g) is credited to a Member’s Account for a Limitation Year if it is allocated to the Member’s Account under the terms of the corrective amendment as of any date within that Limitation Year. However, if the allocation of an Annual Addition is dependent upon the satisfaction of a condition (such as continued employment or the occurrence of an event) that has not been satisfied by the date as of which the Annual Addition is allocated under the terms of the Plan, the Annual Addition is considered allocated as of the date the condition is satisfied.

Pre-Tax Contributions, Catch-up Contributions, Matching Contributions, Safe Harbor Matching Contributions (prior to January 1, 2003), Qualified Matching Contributions, and Qualified Non-elective Contributions, if any, are not treated as credited to a Member’s Account for a Limitation Year unless the contributions are actually made to the Plan no later than 30 days after the end of the period described in Code Section 404(a)(6) applicable to the taxable year with or within which the Limitation Year ends. If contributions are made to the Plan after the end of the period during which contributions can be made and treated as credited to a Member’s Account for a Limitation Year, allocations attributable to those contributions are treated as credited to the Member’s Account for the Limitation Year during which those contributions are made. After-Tax Contributions are not treated as credited to a Member’s Account for a particular Limitation Year unless the contributions are actually made to the Plan no later than 30 days after the close of that Limitation Year. A forfeiture is treated as an Annual Addition for the Limitation Year that contains the date as of which it is allocated to a Member’s Account as a forfeiture.

If an Employer contributes an amount to a Member’s Account with respect to a prior Limitation Year and such contribution is required by reason of such Member’s rights under Code Section 414(u)(1), then such contribution is considered an Annual Addition for the Limitation Year to which the contribution relates instead of the Limitation Year in which the contribution is made.

If an amount is allocated to a Member’s Account in a Limitation Year because of an erroneous forfeiture in a prior Limitation Year or because of an erroneous failure to allocate amounts in a prior Limitation Year, the corrective allocation will not be considered an Annual Addition with respect to the Member for the Limitation Year in which the correction occurs, but will be considered an Annual Addition for the Limitation Year to which it relates. For purposes of the foregoing sentence, if the amount so contributed in the Limitation Year takes into account actual investment gains attributable to the period subsequent to the year to which the contribution relates, the portion of the total contribution that consists of such gains is not considered as an Annual Addition for any Limitation Year.

B.	“Company” means any corporation that is a member of a controlled group of corporations (as defined in Code Section 414(b) as modified by Section 415(h)) that includes OMNOVA Solutions Inc., or any trades or businesses (whether or not incorporated) that are under common control (as defined in Code Section 414(c) as modified by Code Section 415(h)) with OMNOVA Solutions Inc., or a member of an affiliated service group (as defined in Code Section 414(m)) that includes OMNOVA Solutions Inc., or any other entity required to be aggregated with OMNOVA Solutions Inc., pursuant to regulations under Code Section 414(o).

C.	“Compensation” with respect to the Limitation Year, means Compensation as defined in Section 1.14 of the Plan disregarding any exclusions from Compensation. For purposes of applying the limitations of this Schedule II, Compensation for a Limitation Year is the Compensation actually paid or includible in gross income during such Limitation Year. In addition, for Limitation Years beginning on or after January 1, 2008, Compensation includes amounts that are includible in a Member’s gross income under the rules of Code Sections 409A or 457(f)(1)(A) or because the amounts are constructively received by the Member. For Limitation Years beginning on and after January 1, 2008, Compensation shall not be greater than the limit under Code Section 401(a)(17) that applies to that year.

Generally, in order to be taken into account for a Limitation year, Compensation must be paid or treated as paid to the Employee before the Employee’s severance from employment with the Employer. However, effective for Limitation Years beginning on and after January 1, 2008, Compensation for a Limitation Year includes amounts earned during that Limitation Year but not paid during that Limitation Year solely because of the timing of pay period or pay dates if: (i) the amounts are paid during the first few weeks of the next Limitation Year; (ii) amounts are included on a uniform and consistent basis with respect to all similarly situated Employees; and (iii) no amount is included in Compensation in more than one Limitation Year.

In addition to the foregoing, for Limitation Years beginning on and after January 1, 2008, Compensation shall include Post-Severance Compensation paid by the later of: (i) two and one-half months (or such other period as extended by subsequent regulations or other published guidance) after a severance from employment with the Employer; or (ii) the end of the Limitation Year that includes the date of the Employee’s severance from employment with the Employer. “Post-Severance Compensation” means payments that would have been included in the definition of Compensation if they were paid prior to the Employee’s severance from employment and the payments are: (i) regular Compensation for services during the Member’s regular working hours, Compensation for services outside the Member’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation, if the payments would have been paid to the Employee prior to the severance from employment if the Employee had continued in employment with the Employer; (ii) for accrued bona fide sick, vacation or other leave, but only if the Member would have been able to use the leave if employment had continued; or (iii) received by an Employee pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the Employee at the same time if the Employee had continued in employment with the Employer and only to the extent the payment is includible in the Employee’s gross income. Any payments not described in the preceding sentence are not considered Post-Severance Compensation if paid after severance from employment, except for payments (i) to an individual who does not currently perform services for an Employer by reason of qualified military service (within the meaning of Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer; or (ii) to any Member who is permanently and totally disabled for a fixed or determinable period, as determined by the Committee. For purposes of this Section II.07C of the Plan, “permanently and totally disabled” means that the individual is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

D.	“Defined Benefit Plan” means a retirement plan that does not provide for individual accounts for Employer contributions. The Committee shall treat all Defined Benefit Plans (whether or not terminated) maintained by the Employer as a single plan.

E.	“Defined Contribution Plan” means a retirement plan that provides for an individual account for each Member and for benefits based solely on the amount contributed to the Member’s account, and any income, expenses, gains and losses, and any forfeitures of accounts of other Members that the Committee may allocate to such Member’s account. The Committee shall treat as a Defined Contribution Plan an individual medical account (as defined in Code Section 415(l)(2)) included as part of a Defined Benefit Plan maintained by the Employer and a welfare benefit fund under Code Section 419(e) maintained by the Employer to the extent there are post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)). The Committee shall treat all Defined Contribution Plans (whether or not terminated) maintained by the Employer as a single plan.

F.	“Limitation Year” means the Plan Year.

G.	“Maximum Permissible Amount” means for a Limitation Year beginning on or after January 1, 2002, the maximum permissible amount with respect to any Member shall be the lesser of:

(i)	$40,000 (as adjusted in accordance with Code Section 415(d)), or

(ii)	100% of the Member’s Compensation for the Limitation Year.

The Compensation limit set forth in (ii) above, shall not apply to any contribution for medical benefits after severance from employment (within the meaning of Code Section 419A(f)(2)), which is otherwise treated as an Annual Addition.

If there is a short Limitation Year because of a change in Limitation Year, the Committee will multiply the $40,000 limitation (or larger limitation) by the following fraction:

Number of months in the short Limitation Year
12.

H.	Required Plan Aggregation. For purposes of applying the limitations of Code Sections 415(b), (c) and (e) applicable to a Member for a particular Limitation Year, all qualified Defined Benefit Plans (without regard to whether a plan has been terminated) ever maintained by the Company will be treated as one Defined Benefit Plan and all qualified Defined Contribution Plans (without regard to whether a plan has been terminated) ever maintained by the Company will be treated as part of this Plan.

Section II.08 ANNUAL ADDITION - LIMITATIONS. The amount of the Annual Addition that may be credited under this Plan to any Member’s Account as of any allocation date shall not exceed the Maximum Permissible Amount reduced by the sum of any credits of Annual Additions made to the Member’s Account under all Defined Contribution Plans as of any preceding allocation date within the Limitation Year.

If an allocation date of this Plan coincides with an allocation date of any other qualified Defined Contribution Plan maintained by the Company, the amount of the Annual Additions that may be credited under this Plan to any Member’s Account as of such date shall be an amount equal to the product of the amount to be credited under this Plan without regard to this Schedule II multiplied by the lesser of one or a fraction, the numerator of which is the amount described in this Section II.08 of the Plan during the Limitation Year and the denominator of which is the amount that would otherwise be credited on this allocation date under all Defined Contribution Plans without regard to this Schedule II.

If contributions to this Plan on behalf of a Member are to be reduced prior to their contribution to the Plan as a result of this Schedule II, such reduction shall be effected by first reducing the amount of any After-Tax Contributions, and then, if necessary, Before-Tax Contributions (along with any corresponding Matching Contributions followed by Safe Harbor Matching Contributions (prior to January 1, 2003)) on behalf of such Member. If, as a result of either (a) the allocation of forfeitures, or (b) a reasonable error in estimating a Member’s Compensation, or (c) under the limited facts and circumstances which the Commissioner of Internal Revenue finds justify the availability of the rules set forth in subsections A-D of this Section II.08, the allocation of Annual Additions under the terms of the Plan for a particular Member would cause the limitations of Code Section 415 applicable to that Member for the Limitation Year to be exceeded, the excess amounts shall not be deemed to be Annual Additions in that Limitation Year if they are treated as follows:

A.	The excess amounts in the Member’s Account consisting of Before-Tax Contributions and any gains attributable thereto shall be paid to the Member as soon as administratively feasible. Any amount so distributed shall be disregarded for purposes of complying with the requirements of Code Section 402(g), the Actual Deferral Percentage test of Code Section 401(k)(3) and the Actual Contribution Percentage test of Code Section 401(m)(2).

B.	The excess amounts in the Member’s Account consisting of Matching Contributions shall be used to reduce Matching Contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for that Member if that Member is covered by the Plan as of the end of the Limitation Year. However, if that Member is not covered by the Plan as of the end of the Limitation Year, then the excess amounts must be held unallocated in a suspense account for the Limitation Year and allocated and reallocated in the next Limitation Year to all of the remaining Members in the Plan. If a suspense account is in existence at any time during a particular Limitation Year, other than the first Limitation Year described in the preceding sentence, all amounts in the suspense account must be allocated and reallocated to Members’ Accounts (subject to the limitations of Code Section 415) before any contributions that would constitute Annual Additions may be made to the Plan for that Limitation Year. Furthermore, the excess amounts must be used to reduce Matching Contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for all of the remaining Members in the Plan. For purposes of this subdivision, except as provided in Section II.08.A of the Plan, excess amounts may not be distributed to Members or former Members.

C.	In the event of termination of the Plan, the suspense account described above, shall revert to the Company to the extent it may not then be allocated to any Member’s Account.

D.	Notwithstanding any other provisions in this Schedule II, the Company shall not contribute any amount that would cause an allocation to the suspense account as of the date the contribution is allocated. If the contribution is made prior to the date as of which it is to be allocated, then such contribution shall not exceed an amount that would cause an allocation to the suspense account if the date of contribution were an allocation date.

E.	If a Member’s Annual Additions would result in an excess amount for a Limitation Year, the excess amount will be deemed to consist of the Annual Additions last allocated except that Annual Additions attributable to a welfare benefit fund will be deemed to have been allocated first regardless of the actual allocation date.

The correction methods set forth in subsections A-E, above, are not available for Limitation Years beginning on and after January 1, 2008. For Limitation Years beginning on and after January 1, 2008, corrections for excess Annual Additions shall be made in a manner consistent with the EPCRS issued by the IRS, as in effect from time to time.

Section II.09 AGGREGATION RULES. The rules under Code Section 415(j) shall apply as appropriate for purposes of Sections II.07 and II.08 of the Plan for Limitation Years that begin on or after January 1, 2008. In no event shall a Member’s benefit be double counted in the application of these aggregation rules. The limitations of Section II.08 above shall be determined and applied taking into account the aggregation rules provided herein, and the aggregation rules not otherwise provided in Sections II.07 and II.08 of the Plan, as incorporated by reference from Treasury Regulations Section 1.415(f)-1. However, any increase in benefits resulting from the application of such rules in effect as of the Limitation Year beginning on or after January 1, 2008, shall apply only to Members who have completed at least one (1) Hour of Service with an Employer after December 31, 2007.

SCHEDULE III

TERMS OF MERGERS OR CONSOLIDATIONS

Section III.01 SPIN-OFF FROM GENCORP RETIREMENT SAVINGS PLAN.

A.	Transfer. The account balances of current and former OMNOVA Employees in the GenCorp Retirement Savings Plan (“GenCorp Plan”) were spun-off and merged into the Plan effective as of 12:01 a.m. on December 1, 2000.

B.	Accounts. In connection with said transfer, Members’ balances in their Accounts in the GenCorp Plan were transferred to the Plan, becoming part of such Members’ corresponding Accounts in the Plan. Members remain fully vested in their entire Account balances under the Plan, including the amounts transferred from the GenCorp Plan.

Section III.02 SPIN-OFF FROM GENCORP PROFIT SHARING PLAN

A.	Transfer. The account balances of current and former OMNOVA Employees in the GenCorp Profit Sharing Retirement and Savings Plan (“Profit Sharing Plan”) were spun-off and merged into the Plan effective as of 12:01 a.m. on December 1, 2000.

B.	Accounts. In connection with said merger, Members’ balances in their Accounts in the Profit Sharing Plan were transferred to the Plan, becoming part of such Members’ corresponding Accounts in the Plan. Members remain fully vested in their entire Account balances under the Plan, including the amounts transferred from the Profit Sharing Plan.

C.	Preservation of Rights. The rights of Members to their Account balances are governed by the terms of the Plan, except to the extent preservation of an optional form of benefit provided under the Profit Sharing Plan is required pursuant to Treasury Regulations Section 1.411(d)-4. If so required, the relevant terms of the Profit Sharing Plan are deemed to be incorporated in the Plan.